Exhibit 10.7

                                                           Loan No. 07-0004170



                                LOAN AGREEMENT


                                     among


                          PSLT-ALS PROPERTIES I, LLC
                                  as Borrower


                                      and


                     GENERAL ELECTRIC CAPITAL CORPORATION
                             as Agent and a Lender




                                      and

             THE OTHER FINANCIAL INSTITUTIONS WHO ARE OR HEREAFTER
                       BECOME PARTIES TO THIS AGREEMENT

                                  as Lenders


                     $135,000,000 Revolving Loan Facility
                          Provident/Alterra Portfolio

                         Dated as of October 20, 2004

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                                       TABLE OF CONTENTS

                                                                                          Page


ARTICLE I INCORPORATION OF RECITALS, EXHIBITS AND SCHEDULES..................................2

   Section 1.1   Incorporation of Recitals...................................................2
   Section 1.2   Incorporation of Exhibits and Schedules.....................................2
   Section 1.3   Definitions.................................................................2

ARTICLE II THE LOAN..........................................................................2

   Section 2.1   Funding of the Loan.........................................................2
   Section 2.2   Loan Term...................................................................5
   Section 2.3   Interest Rate; Late Charge; Default Rate....................................5
   Section 2.4   Payments....................................................................6
   Section 2.5   Application of Payments.....................................................6
   Section 2.6   Early Termination Fee.......................................................7
   Section 2.7   Reserved....................................................................7
   Section 2.8   Reserved....................................................................7
   Section 2.9   Capital Adequacy; Increased Costs; Illegality...............................7
   Section 2.10   Security...................................................................7

ARTICLE III INSURANCE, CONDEMNATION, AND IMPOUNDS............................................8

   Section 3.1   Insurance...................................................................8
   Section 3.2   Use and Application of Insurance Proceeds..................................10
   Section 3.3   Condemnation Awards........................................................11
   Section 3.4   Reserved...................................................................11
   Section 3.5   Real Estate Tax Impounds...................................................11

ARTICLE IV LEASING MATTERS..................................................................12

   Section 4.1   Representations and Warranties on Leases...................................12
   Section 4.2   Approval Rights............................................................13
   Section 4.3   Covenants..................................................................13
   Section 4.4   Tenant Estoppels...........................................................14
   Section 4.5   Security Deposits..........................................................14

ARTICLE V REPRESENTATIONS AND WARRANTIES....................................................14

   Section 5.1   Organization and Power.....................................................14
   Section 5.2   Members....................................................................14
   Section 5.3   Reserved...................................................................15
   Section 5.4   Corporate Documents........................................................15
   Section 5.5   Validity of Loan Documents.................................................16
   Section 5.6   Liabilities; Litigation....................................................16
   Section 5.7   Taxes and Assessments......................................................16
   Section 5.8   Other Agreements; Defaults.................................................17



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   Section 5.9   Compliance with Law........................................................17
   Section 5.10   Condemnation..............................................................17
   Section 5.11   Access....................................................................17
   Section 5.12   Flood Hazard..............................................................18
   Section 5.13   Property..................................................................18
   Section 5.14   Location of Borrower......................................................18
   Section 5.15   Margin Stock..............................................................19
   Section 5.16   Tax Filings...............................................................19
   Section 5.17   Solvency..................................................................19
   Section 5.18   Full and Accurate Disclosure..............................................19
   Section 5.19   Single Purpose Entity.....................................................19
   Section 5.20   No Broker.................................................................20
   Section 5.21   Reserved..................................................................20
   Section 5.22   Labor Disputes............................................................20
   Section 5.23   Employees/ERISA...........................................................20
   Section 5.24   ERISA (Borrower)..........................................................20
   Section 5.25   Intellectual Property.....................................................21
   Section 5.26   Anti-Terrorism and Anti-Money Laundering Compliance.......................21
   Section 5.27   Reserved..................................................................22
   Section 5.28   Project Documents.........................................................22

ARTICLE VI FINANCIAL REPORTING; NOTICES.....................................................22

   Section 6.1   Financial Statements.......................................................22
   Section 6.2   Audits.....................................................................23
   Section 6.3   Books and Records/Audits...................................................23
   Section 6.4   Notice of Litigation or Default or Insurance...............................24

ARTICLE VII COVENANTS.......................................................................25

   Section 7.1   Inspection.................................................................25
   Section 7.2   Due on Sale and Encumbrance; Transfers of Interests........................25
   Section 7.3   Taxes; Charges.............................................................27
   Section 7.4   Reserved...................................................................27
   Section 7.5   Operation; Maintenance; Inspection.........................................27
   Section 7.6   Taxes on Security..........................................................27
   Section 7.7   Single Purpose Entity; Legal Existence; Name, Etc..........................28
   Section 7.8   Affiliate Transactions.....................................................28
   Section 7.9   Limitation on Other Debt...................................................28
   Section 7.10   Further Assurances........................................................28
   Section 7.11   Estoppel Certificates.....................................................29
   Section 7.12   Notice of Certain Events..................................................29
   Section 7.13   Indemnification...........................................................30
   Section 7.14   Use of Proceeds, Revenues.................................................30
   Section 7.15   Rent Payments.............................................................30
   Section 7.16   Reserved..................................................................31
   Section 7.17   Reserved..................................................................31
   Section 7.18   Compliance with Laws and Contractual Obligations..........................31



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   Section 7.19   Notice of Money Laundering................................................31
   Section 7.20   Anti-Terrorism and Anti-Money Laundering Compliance.......................31
   Section 7.21   Employees.................................................................33
   Section 7.22   Reserved..................................................................33
   Section 7.23   Representations and Warranties............................................33
   Section 7.24   Cooperation...............................................................33
   Section 7.25   Project Documents.........................................................34
   Section 7.26   Financial Covenants.......................................................35
   Section 7.27   Consent Rights/Remedies...................................................36
   Section 7.28   Conditional Use Permit/North Oaks, MN.....................................36
   Section 7.29   Partial Termination of Master Lease.......................................37

ARTICLE VIII Health Care Matters............................................................38

   Section 8.1   Healthcare Laws............................................................38
   Section 8.2   Reserved...................................................................38
   Section 8.3   Cooperation................................................................38

ARTICLE IX EVENTS OF DEFAULT................................................................39

   Section 9.1   Payments...................................................................39
   Section 9.2   Certain Covenants..........................................................40
   Section 9.3   Sale, Encumbrance, Etc.....................................................40
   Section 9.4   Covenants..................................................................40
   Section 9.5   Representations and Warranties.............................................40
   Section 9.6   Other Encumbrances.........................................................40
   Section 9.7   Involuntary Bankruptcy or Other Proceeding.................................40
   Section 9.8   Voluntary Petitions, etc...................................................41
   Section 9.9   Default Under Project Documents............................................41
   Section 9.10   Termination of Project Documents..........................................41
   Section 9.11   False Reports.............................................................41
   Section 9.12   Reserved..................................................................41
   Section 9.13   Money Laundering..........................................................41
   Section 9.14   Loan Documents............................................................42
   Section 9.15   Other Defaults............................................................42
   Section 9.16   Forbearance...............................................................42

ARTICLE X REMEDIES..........................................................................43

   Section 10.1   Remedies - Insolvency Events..............................................43
   Section 10.2   Remedies - Other Events...................................................44
   Section 10.3   Agent's Right to Perform the Obligations..................................44

ARTICLE XI MISCELLANEOUS....................................................................45

   Section 11.1   Notices...................................................................45
   Section 11.2   Amendments and Waivers....................................................46
   Section 11.3   Limitation on Interest....................................................46
   Section 11.4   Invalid Provisions........................................................47
   Section 11.5   Reimbursement of Expenses; Portfolio Administration Fee...................47



                                             -iii-
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   Section 11.6   Approvals; Third Parties; Conditions......................................48
   Section 11.7   Lender Not in Control; No Partnership.....................................48
   Section 11.8   Time of the Essence.......................................................49
   Section 11.9   Successors and Assigns....................................................49
   Section 11.10  Renewal, Extension or Rearrangement.......................................49
   Section 11.11  Waivers; Forbearance......................................................49
   Section 11.12  Cumulative Rights.........................................................50
   Section 11.13  Singular and Plural.......................................................50
   Section 11.14  Phrases...................................................................50
   Section 11.15  Exhibits and Schedules....................................................50
   Section 11.16  Titles of Articles, Sections and Subsections..............................50
   Section 11.17  Promotional Material......................................................51
   Section 11.18  Survival..................................................................51
   Section 11.19  WAIVER OF JURY TRIAL......................................................51
   Section 11.20  Waiver of Punitive or Consequential Damages...............................51
   Section 11.21  Governing Law.............................................................52
   Section 11.22  Entire Agreement..........................................................52
   Section 11.23  Counterparts..............................................................52
   Section 11.24  Venue.....................................................................52
   Section 11.25  Sale of Loan, Participation...............................................52
   Section 11.26  Limitation on Liability of Agent's and Lender's Officers, Employees, etc..53
   Section 11.27  Effectiveness of Facsimile Documents and Signatures.......................53
   Section 11.28  Agency....................................................................53
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                                             -iv-
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               LIST OF EXHIBITS AND SCHEDULES TO LOAN AGREEMENT

Exhibits:
--------

Exhibit A      Real Property
Exhibit B      Reserved
Exhibit C      Reserved
Exhibit D      Reserved
Exhibit E      Reserved
Exhibit F      Reserved

Schedules:
---------

Schedule 2.1          Advance Conditions
Schedule 2.1(a)(i)    Form of Revolving Note
Schedule 2.1(a)(ii)   Revolving Loan Commitment
Schedule 2.2          Index Rate
Schedule I            Certain Definitions

                            INDEX OF DEFINED TERMS


Adjusted Net Operating Income..............1
Advance....................................3
Affiliate..................................1
Agent......................................1
Agreement..................................1
Agreement Regarding Leases.................7
Allocated Loan Amount......................1
ALS Holdings...............................7
ALTA/ACSM..................................2
Alterra Party..............................1
Anti-Money Laundering Laws.............22, 1
Anti-Money Laundering Measures.........22, 2
Anti-Terrorism Laws....................21, 2
Approved Bank Account......................2
Approved Insurance Coverages..............10
Assignment of Membership Interests.........2
Bankruptcy Party.......................40, 2
Base Rate...............................1, 2
Borrower................................1, 2
Borrower Anti-Terrorism Policies.......32, 2
Borrower Representative....................4
Borrower's Equity.......................4, 2
BSA....................................22, 2
Business Associate Agreement...............2
Business Day...............................2
Charges...................................27
City......................................36
Closing Date............................3, 2
Collateral..............................8, 3
Collateral Assignment of Project Documents.1
Collateral Assignments.....................3
CON........................................3
Conditional Cross-Default.................36
Control....................................3
controls...................................3
Conversion.................................1
Conveyance.................................1
Debt.......................................3
Debt Service...............................3
Debt Service Coverage Ratio................3
Default Rate...............................4
Delivery Date.............................36
Designated Person......................21, 4
Developer's Agreement.....................36
Event of Default...........................4
Executive Order............................4
Executive Orders..........................21
Exit Fee...................................4
Expenses...................................4
Extension Notice...........................4
Federal Bankruptcy Code....................4
FIRREA.....................................4
Forbearance Period........................42
Formation Documents.......................15
GECC....................................1, 4
Governmental Approvals.....................4
Governmental Authority.....................4
Guarantor..................................4
Guarantor Formation Documents.............16
Guaranty of Agreement Regarding Leases.....7
Hazardous Materials........................5
Healthcare Laws........................38, 5
HIPAA.....................................38
HIPPA......................................5
HIPPA Compliance Date......................5
HIPPA Compliance Plan......................5
Improvements...............................1
Indebtedness...............................5
Initial Revolving Notes....................1
Institutional Lender......................34
Insurance Impound..........................5
Interest Rate..............................5
Investor Anti-Terrorism Policies.......32, 5
Late Charge................................6
Laws.......................................5
Lease Guaranty.............................7
Lease Termination Projects................37
Leases..................................3, 5
Leasing Commissions........................5
Lender.....................................1
Licenses...................................5
Lien.......................................5
Limited Replacement Operating Agreement...37




                                     -6-
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Limited Replacement Operator..............37
Lists..................................21, 6
Loan.......................................6
Loan Documents.............................6
Loan Party.................................6
Loan Termination Fee.......................7
Master Lease...............................6
Master Tenant..............................6
material adverse change....................6
Material Adverse Change....................6
Maturity Date...........................5, 7
Maximum Facility Amount....................3
Measurement Date..........................35
Money Market Rate..........................7
Monthly Reports............................7
Non-Use Fee................................4
Note.......................................7
Note A.....................................1
Note B.....................................1
Notes...................................5, 7
OFAC...................................21, 7
OFAC Laws and Regulations..............21, 7
Operating Agreement........................7
Other Lists............................21, 7
Person.....................................7
Principals.................................7
Pro Rata Share.............................8
Project.................................1, 7
Project Documents..........................7
Project Yield..............................8
Projects...................................1
Properties.................................1
Property................................1, 8
Property Condition Reports.................8
Property Leverage Ratio.................6, 8
PZR Reports................................8
Reinstatement and Conditional Use Permit..36
REIT Operator..........................15, 8
REIT Operator's Formation Documents.......16
Repayment Date.............................8
Replacement Deposit........................8
Replacement Operating Agreement...........43
Replacement Operator......................42
Replacement Period........................37
Replacement Reserve........................8
Required Paydown..........................36
Revolving Credit Advance...................3
Revolving Loan.............................3
Revolving Loan Commitment..................3
Revolving Note.............................3
Revolving Notes.........................3, 8
S11 Effective Date........................27
SDN List...............................21, 9
Secondary Market Transactions.............33
Security Deposits..........................8
Security Documents.........................9
Single Purpose Entity......................9
Site Assessment............................9
SNDA....................................2, 9
Sole Member................................9
State Regulator........................31, 9
Sublease...................................9
Subsidiaries...............................1
Subtenant..................................9
Syndication Document......................34
Tax Impound............................12, 9
Taxes..................................12, 9
Tenant.....................................9
Term...................................5, 10
Term Sheet................................10
Termination Fee Events.....................7
Terrorism..............................9, 10
Title Company.............................10
Title Policy...........................2, 10
Transferee................................34
U.S. Publicly-Traded Entity...........21, 10
Violation.............................21, 10

                                LOAN AGREEMENT

            This Loan Agreement is entered into as of October 20, 2004, among GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, "GECC" and in its capacity as agent for the Lenders, together with its successors, "Agent"), ), the financial institutions other than GECC who are or hereafter become parties to this Agreement (together with GECC collectively, or individually, as the context may require, "Lender"), and PSLT-ALS PROPERTIES I, LLC, a Delaware limited liability company ("Borrower").

                                   RECITALS

            A. Lender and Agent have agreed to make the Loan to Borrower subject to the terms and conditions contained herein. The Loan is evidenced by that certain Revolving Note A of even date herewith in the face amount of One
Hundred Twenty-One Million Thirty-Two Thousand and No/100 Dollars ($121,032,000.00) ("Note A") and that certain Revolving Note B of even date herewith the face amount of Thirteen Million Nine Hundred Sixty-Eight Thousand and No/100 Dollars ($13,968,000.00) ("Note B") (Note A and Note B and all amendments thereto and substitutions therefor are hereinafter referred to collectively as the "Initial Revolving Notes"). The terms and provisions of the Initial Revolving Notes are hereby incorporated herein by reference in this Agreement.

            B. Pursuant to the terms of that certain Amended and Restated Stock Purchase Agreement dated October 19, 2004, Alterra Healthcare Corporation has agreed to convey (the "Conveyance") to Guarantor all of the issued and outstanding stock of ALS Venture I, Inc., ALS West, Inc., and AHC Borrower I, Inc., each a wholly owned subsidiary (collectively, the "Subsidiaries") of Alterra Healthcare Corporation. Simultaneously with the Conveyance, the Subsidiaries will be merged into a single Delaware corporation and converted (the "Conversion") to a Delaware limited liability company to form Borrower. Immediately following the Conveyance and the Conversion (i) Guarantor will own 100% of the issued and outstanding membership interests (the "Membership Interests") in Borrower and (ii) Guarantor will contribute (the
"Contribution") the Membership Interests to Sole Member.

            C. On the Closing Date, Borrower will be the owner of the real properties more particularly described on Exhibit A attached hereto (individually, a "Property" and collectively, the "Properties") and the Improvements located thereon (collectively, the "Improvements") including, without limitation, an assisted living facility. The Properties together with the Improvements are referred to herein as the "Projects" and a single Property and its Improvements are referred to as a "Project."

            D. The Projects are master leased to Master Tenant pursuant to the Master Lease.

            E. Borrower will use the proceeds of the Loan for the purpose of acquiring the Projects and for other purposes more particularly set forth herein.

            F. Borrower's obligations under the Loan will be secured by, among other things, the Security Documents. This Agreement, the Notes, the Security Documents, the Environmental Indemnity, the Agreement of Principals, the Guaranty in favor of Agent, the Assignment of Membership Interests, the Exclusive Right of First Refusal from Borrower and Guarantor in favor of GECC, the Subordination Non-Disturbance and Attornment Agreement among Master Tenant, Borrower, Subtenant and Agent (the "SNDA"), and to the extent required by Agent, one or more Assignments of Leases and Rents and any other documents evidencing or securing the Loan or executed by a Loan Party, Subtenant, Master Tenant or any other Alterra Party in connection therewith, and any modifications, renewals and extensions thereof, are referred to herein collectively as the "Loan Documents."

            NOW, THEREFORE, in consideration of the foregoing and the mutual conditions and agreements contained herein, the parties agree as follows:

                                   ARTICLE I
               INCORPORATION OF RECITALS, EXHIBITS AND SCHEDULES

            Section 1.1 Incorporation of Recitals.

            The foregoing preambles and all other recitals set forth herein are made a part hereof by this reference.

            Section 1.2 Incorporation of Exhibits and Schedules.

            The Exhibits and Schedules to this Agreement are attached hereto and are incorporated in this Agreement and expressly made a part hereof by this reference.

            Section 1.3 Definitions.

            All terms defined in Schedule I or otherwise in this Agreement shall, unless otherwise defined therein, have the same meanings when used in any other Loan Document, or any certificate or other document made or delivered pursuant hereto. The words "hereof", "herein", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole.

                                  ARTICLE II
                                   THE LOAN

            Section 2.1 Funding of the Loan.

            (a)   Revolving Loan.

                  (i) Subject to the terms and conditions hereof, each Lender agrees to make available to Borrower on the Closing Date and from time to time during the Term (as defined in Section 2.2) advances (each, a "Revolving Credit Advance" or an "Advance", and the aggregate amount thereof outstanding from time to time, the "Revolving Loan") in an amount not to exceed such Lender's Revolving Loan

      Commitment (as defined below). "Closing Date" means the date of initial disbursement of Loan proceeds. Borrower shall execute and deliver to each Lender a promissory note to evidence the Revolving Loan Commitment of that Lender. Each promissory note shall be in the maximum principal amount of up to the Revolving Loan Commitment of the applicable Lender (or at Lender's request or otherwise pursuant to this Agreement, more than one such note with an aggregate principal balance of the Revolving Loan Commitment of such Lender), and in the form set forth at Schedule 2.1(a)(i) hereto (each, a "Revolving Note", and collectively, the "Revolving Notes"). At the Closing, the Revolving Notes shall consist of the two (2) Initial Revolving Notes. Each Revolving Note shall represent the obligation of Borrower to pay the amount of the applicable Lender's Revolving Loan Commitment (or portion thereof, as applicable), to the extent of the outstanding principal balance thereunder from time to time, together with interest thereon.

                  (ii) "Revolving Loan Commitment" means (a) as to any Lender, the aggregate commitment of such Lender to make Revolving Credit Advances, as set forth on Schedule 2.1(a)(ii) hereto and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Advances (which aggregate commitment shall be $135,000,000 on the Closing Date, subject to reduction pursuant to Section 7.28 hereof). The aggregate amount of commitments of all Lenders from time to time to make Revolving Credit Advances is referred to as the "Maximum Facility Amount."

                  (iii) Prior to the Maturity Date and so long as (i) no monetary default with respect to any regularly scheduled payment under this Agreement or any of the other Loan Documents (including, without limitation, any regularly scheduled payment of interest and, if applicable, principal hereunder) or Event of Default shall have occurred and be continuing, (ii) no default has occurred and shall be continuing under Section 7.26(a) of this Agreement, taking into account the requested Advance in Agent's computations thereunder, and (ii) payment of any mortgage tax due and receipt of title insurance covering such Advance as Agent may require, Borrowers shall have the right to borrow an amount up to the full amount of the Revolving Loan Commitment on a revolving basis, subject to the terms and conditions set forth below. The Revolving Loan may be repaid by Borrower in full or in part at any time, and any amounts repaid by Borrower may be reborrowed, subject to the terms of this Subsection 2.1(a)(iii). Notwithstanding anything to the contrary contained in this Agreement or in any of the other Loan Documents, so long as a material non-monetary default has occurred and is continuing hereunder or under any of the other Loan Documents, the Maximum Facility Amount shall be reduced by $13,500,000 (or $12,870,000 if Agent has received and applied the Required Paydown), and Lender shall not be required to make any Advance which would cause the aggregate outstanding amount of the Loan to exceed $121,500,000 (or $115,830,000 if Agent has received and applied the Required Paydown). All Loan proceeds advanced by Lender pursuant to the terms of this Subsection 2.1(a)(iii) shall be advanced first from Note B until Note B has been fully disbursed and then from Note A.

                  (iv) Borrower shall provide Agent with a written draw request (which draw request shall certify that there are no existing Defaults) at least three (3) Business Days prior to the proposed draw date. Each draw request shall be irrevocable and shall state the proposed draw date and the amount of the draw (which shall not be less than $500,000. Subject to the terms of this Agreement, Borrower may borrow funds under the Revolving Loan at any time and from time to time, but no more often than one (1) time per week. If the average daily outstanding principal balance of the Loan is less than $135,000,000, Borrower shall pay Agent, for the benefit of Lender in accordance with their respective Pro Rata Share (as defined below) of the Revolving Loan Commitments, a quarterly non-use fee (the "Non-Use Fee") equal to one-quarter percent (0.25%) per annum (based upon a 360-day year), on the difference between $135,000,000 and the average daily outstanding principal balance of the Loan. Such non-use fee shall be due and payable in arrears, on the first (1st) day of each calendar quarter. Agent shall remit all advances to Borrower at or prior to 12:00 p.m. (New York time) on the date of such advance.

                  (v) Agent is authorized to, and at its sole election may, charge to the Revolving Loan balance on behalf of Borrower and cause to be paid all reasonable costs and expenses incurred by Agent or Lenders in connection with the Loan, as more particularly set forth in Section
      11.5 below and interest owing by Borrower under this Agreement or any of the other Loan Documents if and to the extent Borrower has failed to pay any such amounts as and when due, after any applicable notice or grace periods. At Agent's option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loan hereunder.

            (b) Reliance on Notices. Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any notice of a requested Revolving Credit Advance believed by Agent to be genuine. Agent may assume that each Person executing and delivering any notice in accordance herewith was duly authorized, unless the responsible individual acting thereon for Agent has actual knowledge to the contrary. Borrower hereby designates Guarantor as its exclusive representative ("Borrower Representative") and agent on its behalf for the purposes of issuing notices of requests for Revolving Credit Advances, giving instructions with respect to the disbursement of the proceeds of the Loan, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of Borrower under the Loan Documents. Any officer of Guarantor, as evidenced by his/her signature, may act on behalf of Borrower Representative. Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from the individuals designated by Borrower Representative as a notice or communication from Borrower, and may give any notice or communication required or permitted to be given to Borrower hereunder to Borrower Representative on behalf of Borrower. Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against Borrower to the same extent as if the same had been made directly by Borrower.

            (c) Receipt of Payments. Borrowers shall make each payment described in this Agreement not later than 3:00 p.m. (New York time) on the day when due in immediately available funds. All payments shall be deemed received on the Business Day on which immediately available funds therefor are received by Agent at or prior to 3:00 p.m. New York time, in the manner for payment set forth in the Notes. Payments received after 3:00 p.m. New York time on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day.

            (d) Lenders' Obligations Are Several, Not Joint. Notwithstanding any other provision of this Article II or this Agreement to the contrary, each Lender's agreement to make disbursements of the Loan under this Agreement shall be several, and not joint, and in the amount of their respective Pro Rata Share of the amount of such disbursement.

            (e) Notes. The Revolving Notes, together with any and all amendments thereto and substitutions therefor are hereinafter collectively referred to as the "Notes." The terms and provisions of the Notes are hereby incorporated herein by reference in this Agreement. In the event of an assignment under Section 11.25 below, each Borrower shall, upon surrender to Borrower or Borrower's Representative of the assigning Lender's Notes, issue new Notes to reflect the interests of the assigning Lender and the Person to which interests are to be assigned.

            Section 2.2 Loan Term.

            The Loan shall mature on October 20, 2009 (the "Maturity Date") or any earlier date on which the Loan shall be required to be paid in full, whether by acceleration or otherwise. The period from the Closing Date to the Maturity Date (or any earlier date on which the Loan shall be required to be paid in full, whether by acceleration or otherwise) is referred to herein as the "Term."

            Section 2.3 Interest Rate; Late Charge; Default Rate.

            Borrower shall pay interest on the outstanding principal balance of the Notes at a floating rate per annum equal to the Base Rate plus the Applicable Margin set forth in this Section 2.3 (the "Interest Rate"). The Interest Rate for each calendar month shall be fixed based upon (i) the Base Rate published prior to and in effect on the first (1st) business day of such month and (ii) the Applicable Margin determined by Agent based upon the Property Leverage Ratio calculated on the last day of the immediately preceding calendar month; provided, however, the Interest Rate from and including the Closing Date through the last day of the calendar month in which the Closing Date occurs shall be fixed based upon the Base Rate in effect on the business day immediately preceding the Closing Date and an Applicable Margin equal to two and two-fifths percent (2.4%), and provided further, the Applicable Margin for the period from October 1, 2004, through November 30, 2004, shall equal two and two-fifths percent (2.4%). Interest on all Notes shall be calculated based on a 360 day year and charged for the actual number of days elapsed. If Borrower fails to pay any installment of interest or any principal payment (other than the repayment of the outstanding principal balance at maturity) within five (5) days after the date on which the same is due,

      Borrower shall pay to Agent, in addition to interest at the Default Rate as more particularly set forth in the immediately following sentence, a late charge on such past-due amount, as liquidated damages and not as a penalty, equal to five percent (5%) of such amount, but not in excess of the maximum amount of interest allowed by applicable law (such amount being referred to as the "Late Charge"). In addition to the Late Charge payable pursuant to the immediately preceding sentence, while any Event of Default exists or if the Loan is not repaid in full on the Maturity Date, the Loan shall bear interest at the Default Rate.

         ----------------------------------------------------------------
               Property Leverage Ratio            Applicable Margin
         ----------------------------------------------------------------
         Equal to or less than 5.70                     2.0%
         ----------------------------------------------------------------
         Greater than 5.70 and less than or             2.20%
         equal to 6.20
         ----------------------------------------------------------------
         Greater than 6.20 and equal to or              2.40%
         less than 6.60
         ----------------------------------------------------------------
         Greater than 6.60                              2.60%
         ----------------------------------------------------------------
            "Property Leverage Ratio" means the ratio, as calculated by Agent, of (a) the average daily outstanding principal balance of the Loan for the one
(1) month period ending on the calculation date to (b) Adjusted Net Operating Income for the twelve (12) month period ending on the last day of the calendar month which is two (2) months prior to the month in which the applicable calculation date occurs. The computation of Property Leverage Ratio shall not include the Adjusted Net Operating Income for any Project (i) as to which the Master Lease has been terminated, (ii) subject to a condemnation proceeding or as to which a taking has occurred, or (iii) that has suffered any damage by fire or other casualty which has not been repaired or is not being restored in accordance with this Agreement and the Master Lease.

            Section 2.4 Payments.

            Borrower shall make interest payments monthly in arrears on the first (1st) day of each month commencing December 1, 2004, computed on the outstanding principal balance of the Loan at the Interest Rate; provided, however, interest at the Interest Rate for the period from and after the Closing Date through October 31, 2004, shall be paid in advance on the Closing Date. If the first day of a month is not a business day, then the applicable payment due hereunder shall be made on the first business day immediately following the first day of such month.

            Section 2.5 Application of Payments.

            So long as no Event of Default is then continuing, payments under or with respect to the Notes, this Agreement or the other Loan Documents will be applied first to any fees (including, without limitation, the Non-Use Fee and the Loan Termination Fee), expenses or other amounts (including deposits into reserves and indemnification payments due Agent or Lenders under the Loan Documents) due and owing under this Agreement or the other Loan Documents other than principal and interest; second to interest then due and owing; third to the outstanding principal balance of the Notes in the following order of priority (subject to Section 2.6 below): (i) first, to the Note A until the outstanding principal balance thereof has been reduced to zero, and (ii) second, to the Note B until the outstanding principal balance thereof has been reduced to zero. During the continuance of an Event of Default, payments under or with respect to the Notes, this Agreement or the other Loan Documents shall be applied in such order as Agent and Lenders may elect.

            Section 2.6 Early Termination Fee.

            As additional consideration for entering into this Agreement and making the Loan to Borrower, Borrower hereby agrees to pay to Agent for the benefit of Lenders, a loan termination fee of $1,350,000 (the "Loan Termination Fee") in proportion to their respective Pro Rata Share if any of the following events (collectively, "Termination Fee Events") shall occur at any time on or prior to October 20, 2005: (i) any termination of this Agreement or (ii) any acceleration of the Loan; provided, however, if the Loan is refinanced by GECC or any of its Affiliates (or any syndicate group including GECC or any of its Affiliates) on or prior to October 20, 2005, and none of the Termination Fee Events has occurred prior thereto, then no Loan Termination Fee shall be due. Nothing contained herein shall in any way obligate GECC or any of its Affiliates to provide a loan to Borrower or even a quote thereon (either based on the existing market rates or otherwise). Any such loan shall be on terms mutually acceptable to the parties thereto, in their sole discretion.

            Section 2.7 Reserved.

            Section 2.8 Reserved.

            Section 2.9 Capital Adequacy; Increased Costs; Illegality.

            Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for Lender to agree to make or to make or to continue to fund or maintain any Loan bearing interest computed by reference to LIBOR, then, unless Lender is able to make or to continue to fund or to maintain the Loan at another branch or office of Lender without, in Lender's opinion, adversely affecting it or its Loan or the income obtained therefrom, on notice thereof and demand therefor by Agent to Borrower, then Lender shall maintain the Loan, and Borrower and Lender shall promptly agree upon an acceptable replacement index and spread to approximate the conditions relating to the Interest Rate before such change in law or regulation.

            Section 2.10      Security.

            The Loan and all other indebtedness and obligations under the Loan Documents shall be secured by the following (collectively, the "Collateral"):
(a) the mortgaged property and other collateral as set forth in the Security Documents, (b) a collateral assignment of all of the security deposits for the Projects collected by Sole Member pursuant to the Agreement Regarding Leases, (c) a first priority security interest in all of the membership interests in Borrower pledged by Sole Member, and (d) any other collateral or security described in this Agreement or the other Loan Documents.

                                  ARTICLE III
                     INSURANCE, CONDEMNATION, AND IMPOUNDS

            Section 3.1 Insurance.

            Subject to clause (g) of this Section 3.1, Borrower shall maintain insurance as follows:

            (a) Property. Borrower shall keep the Project insured against damage by fire and the other hazards covered by a standard extended coverage and "special perils" insurance policy (including a separate policy for broad form boiler and machinery coverage (without exclusion for explosion)) for the full insurable value thereof the term "full insurable value" to mean the actual replacement cost of the improvements and the personal property (without taking into account depreciation or co-insurance), and shall maintain such other casualty insurance as reasonably required by Agent, including, without limitation, ordinance or law coverage, in amounts and in form and with carrier(s) approved by Agent as of the Closing Date which carrier(s), amounts and form shall not be changed without the prior written consent of Agent. Borrower shall keep the Projects insured against loss by flood if any Project is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 and the National Flood Insurance Reform Act of 1994 (and any successor acts thereto) in an amount at least equal to the amount approved by Agent as of the Closing Date. The proceeds of insurance paid on account of any damage or destruction to any Project shall be paid to Agent to be applied as provided in Section 3.2.

            (b) Liability. Borrower shall maintain or shall cause to be maintained (1) commercial general liability insurance with respect to the Projects; (2) worker's compensation insurance and employer's liability insurance covering employees at the Project employed by Master Tenant or Subtenant (to the extent required, and in the amounts required by applicable laws); (3) business interruption insurance, including use and occupancy, rental income loss for a period of twelve (12) months; (4) Umbrella liability,
(5) builder's risk insurance, as applicable, and (6) Terrorism insurance (subject to the requirements of this Section 3.1(b)). All of the above shall be maintained at all times during the term of the Loan with coverages, in the amounts and forms and with limits and carrier(s) approved by Agent as of the Closing Date which carrier(s), amounts, limits and form shall not be changed or reduced without the prior written consent of Agent. Without limiting the foregoing and notwithstanding anything to the contrary contained in this Agreement, if at any time during the term of the Loan, terrorism, terrorist acts or similar perils (collectively, "Terrorism") is an exclusion from coverage in any such insurance policy, then Borrower shall, upon Agent's request, obtain a separate policy insuring specifically against Terrorism. However, after the date hereof, Terrorism coverage shall not be required unless such coverage is (i) customarily obtained by owners of properties similar to the Projects (or any of them) in use, character and geographic location, and (ii) readily available at a cost which, in Lender's opinion, exercised reasonably, is commercially reasonable.

            (c) Other Insurance. Borrower shall maintain such other insurance with respect to the Project as reasonably required by Agent.

            (d) Form and Quality. All insurance policies shall be endorsed in form and substance acceptable to Agent to name Agent as an additional insured, loss payee or mortgagee thereunder, as its interest may appear, with loss payable to Agent, without contribution, under a standard New York (or local equivalent) mortgagee clause. All such insurance policies and endorsements shall be fully paid for and contain such provisions and expiration dates and be in such form and issued by such insurance companies licensed to do business in the State where the Project is located, with a rating of "A-IX" or better as established by Best's Rating Guide (or an equivalent rating approved in writing by Agent). Each policy shall provide that such policy may not be cancelled or materially changed except upon thirty (30) days' prior written notice of intention of non-renewal, cancellation or material change to Agent and that no act or thing done by Borrower shall invalidate any policy as against Agent. Borrower shall deliver copies of all original policies certified to Agent by the insurance company or authorized agent as being true copies, together with the endorsements required hereunder. The proceeds of insurance policies coming into the possession of Agent shall not be deemed trust funds, and Agent shall be entitled to apply such proceeds as herein provided. Borrower shall not maintain any separate or additional property insurance which is contributing in the event of loss unless it is properly endorsed and otherwise satisfactory to Agent in all respects.

            (e) Adjustments. Borrower shall give immediate written notice of any loss to the insurance carrier and to Agent. Borrower hereby irrevocably authorizes and empowers Agent, as attorney-in-fact for Borrower coupled with an interest, to make proof of loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom Agent's expenses incurred in the collection of such proceeds. Nothing contained in this Section 3.1, however, shall require Agent to incur any expense or take any action hereunder.

            (f) Agent's Right to Purchase Insurance. In the event Borrower fails to provide Agent with evidence of the insurance coverage required by this Agreement, Agent may purchase insurance at Borrower's expense to protect Agent's interests in the Project. This insurance may, but need not, protect Borrower's interests. The coverage purchased by Agent may not pay any claim made by Borrower or any claim that is made against Borrower in connection with the Project. Borrower may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that Borrower has obtained insurance as required by this Agreement. If Agent purchases insurance for the Project, Borrower will be responsible for the costs of that insurance, including interest and other charges imposed by Agent in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the

Loan. The costs of the insurance may be more than the cost of insurance Borrower is able to obtain on their own.

            (g) Insurance Requirements Under Master Lease/Notices. Notwithstanding anything contained in the Loan Documents to the contrary, Agent hereby consents to and approves the insurance policies and coverages (the "Approved Insurance Coverages") currently maintained by Borrower (or Master Tenant pursuant to the Master Lease), as to which one or more certificates have been delivered to Agent prior to the date hereof. All Approved Insurance Coverages shall be endorsed in form and substance acceptable to Agent and shall name Agent as an additional insured, loss payee or mortgagee thereunder, as applicable. Borrower shall at all times maintain and/or shall cause Master Tenant to maintain at all times during the term of the Loan such Approved Insurance Coverage and so long as Borrower maintains (or causes Master Tenant to maintain) such Approved Insurance Coverage, the requirements of this Section 3.1 shall be deemed satisfied. If Borrower for any reason ceases to maintain (or ceases to cause Master Tenant to maintain) the Approved Insurance Coverages, Borrower shall be required to satisfy the requirements of Section 3.1(a)-(f).

            Section 3.2 Use and Application of Insurance Proceeds.

            Agent shall apply insurance proceeds to costs of restoring the Projects or the Loan as follows:

            (a) if a loss is less than or equal to $500,000, Agent shall apply the insurance proceeds to restoration provided that: (1) no monetary default with respect to any regularly scheduled payment under this Agreement or any of the other Loan Documents (including, without limitation, any regularly scheduled payment of interest and, if applicable, principal hereunder) or Event of Default exists and is continuing, and (2) Borrower promptly commences and diligently pursues restoration of the Project;

            (b) if the loss exceeds $500,000, but is not more than thirty-five percent (35%) of the replacement value of the affected improvements (for projects containing multiple phases or stand alone structures, such calculation to be based on the damaged phase or structure, not the Project or Projects as a whole), Agent shall apply the insurance proceeds to restoration provided that at all times during such restoration: (1) no monetary default with respect to any regularly scheduled payment under this Agreement or any of the other Loan Documents (including, without limitation, any regularly scheduled payment of interest and if applicable, principal hereunder) or Event of Default exists and is continuing; (2) Agent determines that there are sufficient funds available to restore and repair the Project to a condition approved by Agent; (3) Agent determines that the Adjusted Net Operating Income of the Projects during restoration plus the collectible proceeds of business interruption insurance will be sufficient to pay Debt Service during the period of restoration; (4) Agent determines that after restoration the Debt Service Coverage Ratio will be at least 1:30:1.00 and the Project Yield will be at least eleven percent (11%); (5) Agent determines that restoration and repair of the Project to a condition approved by Agent will be completed within nine months after the date of loss or casualty and in any event ninety
(90) days prior
to the Maturity Date; and (6) Borrower promptly commences and is diligently pursuing restoration of the Project; or

            (c) if the conditions set forth above are not satisfied or the loss exceeds the maximum amount specified in Subsection (b) above, in Agent's sole discretion, Agent may apply any insurance proceeds it may receive to the payment of the Loan or allow all or a portion of such proceeds to be used for the restoration of the Project.

Insurance proceeds applied to restoration will be disbursed on receipt of satisfactory plans and specifications, contracts and subcontracts, schedules, budgets, lien waivers and architects' certificates, and otherwise in accordance with prudent commercial construction lending practices for construction loan advances, including, as applicable, the advance conditions under Part D of Schedule 2.1 with respect to disbursement of insurance proceeds.

            Section 3.3 Condemnation Awards.

            Borrower shall immediately notify Agent of the institution of any proceeding for the condemnation or other taking of the Project or any portion thereof. Agent may participate in any such proceeding and Borrower will deliver to Agent all instruments necessary or required by Agent to permit such participation. Without Agent's prior consent, Borrower (a) shall not agree to any compensation or award, and (b) shall not take any action or fail to take any action which would cause the compensation to be determined. All awards and compensation payable to Borrower for the taking or purchase in lieu of condemnation of the Projects or any part thereof are hereby assigned to and shall be paid to Agent. Borrower authorizes Agent to collect and receive such awards and compensation, to give proper receipts and acquittances therefor, and in Agent's sole discretion, (a) to apply the same (after deduction of Lender's reasonable costs and expenses, if any in collecting the same) toward the payment of the Loan in such order and manner as Agent may elect, notwithstanding that the Loan may not then be due and payable, or (b) to make the same available to Borrower for the restoration or repair of the Project. If the net proceeds of the condemnation award are made available to Borrower for restoration or repair, such proceeds shall be disbursed upon satisfaction of and in accordance with the terms and conditions set forth in Section 3.2. Borrower, upon request by Agent, shall execute all instruments requested to confirm the assignment of the awards and compensation to Agent, free and clear of all liens, charges or encumbrances.

            Section 3.4 Reserved.

            Section 3.5 Real Estate Tax Impounds.

            Subject to the last sentence of this Section 3.5, at the time of and in addition to the monthly installment of interest, and if applicable, principal due under the Notes and this Loan Agreement, Borrower shall deposit with Agent or Agent's designee, monthly, a sum of money (the "Tax Impound") equal to one-twelfth (1/12th) of the annual charges for real estate taxes, assessments, franchise taxes and charges, impositions and other charges and obligations relating to the Project (collectively, the "Taxes"). At or before the initial advance of the Loan, Borrower shall deposit with Agent or Agent's designee a sum of money which together with the monthly installments will be sufficient to make each of such payments thirty (30) days prior to the date any delinquency or penalty becomes due with respect to such payments and maintain a reserve equal to approximately one-sixth (1/6) of the annual taxes, assessments and charges in Agent's sole but reasonable estimation. Deposits shall be made on the basis of Agent's estimate from time to time of the charges for the current year (after giving effect to any reassessment or, at Agent's election, on the basis of the charges for the prior year, with adjustments when the charges are fixed for the then current year). All funds so deposited shall be held by Agent or Agent's designee. These sums may be commingled with Agent or Agent's designee's general funds and shall not be deemed to be held in trust for the benefit of Borrower. So long as no Event of Default exists hereunder, Agent shall credit for Borrower's account interest on such funds held by Agent or Agent's designee from time to time at the Money Market Rate. All interest paid on such funds shall be deemed to be a part of the Tax Impound and shall be applied in accordance with this Section 3.5. Borrower hereby grants to Agent for the benefit of Lender and Agent a security interest in all funds so deposited with Agent or Agent's designee for the purpose of securing the Loan. While an Event of Default exists, the funds deposited may be applied in payment of the charges for which such funds have been deposited, or to the payment of the Loan or any other charges affecting the security of Agent, as Agent may elect, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by Agent. Borrower shall furnish Agent with bills for the charges for which such deposits are required at least thirty (30) days prior to the date on which the charges first become payable. If at any time the amount on deposit with Agent or Agent's designee, together with amounts to be deposited by Borrower before such charges are payable, is insufficient to pay such charges and maintain a reserve equal to approximately one-sixth (1/6) of the annual taxes, assessments and charges in Agent's sole but reasonable estimation, Borrower shall deposit any deficiency with Agent or Agent's designee immediately upon demand. Agent shall pay such charges when the amount on deposit with Agent or Agent's designee is sufficient to pay such charges and maintain such reserve and Agent has received a bill for such charges. The obligation of Borrower to pay the Taxes, as set forth in the Security Documents, is not affected or modified by the provisions of this paragraph. This Section 3.5 shall only be applicable in the event that (i) an Event of Default has occurred and is continuing hereunder or
(ii) an Event of Default has occurred and is continuing under the Master Lease, or (iii) a default by Master Tenant has occurred under Section 16 of the Master Lease relating to the payment by Master Tenant of all Taxes and such default continues beyond any applicable notice and/or grace periods.

                                  ARTICLE IV
                                LEASING MATTERS

            Section 4.1 Representations and Warranties on Leases.

            Borrower represents and warrants to Agent with respect to Leases of the Projects that: (a) the occupancy certificates separately delivered to Agent at or prior to Closing are true and correct as of the date hereof, and the Leases are valid and in and full force and effect; (b) the Leases (including amendments) are in writing, and there are no oral agreements with respect thereto; (c) the copies of the Leases delivered to Agent are true and complete; (d) to Borrower's knowledge, neither the landlord nor any tenant is in default under any of the non-residential Leases; (e) Borrower has no knowledge of any notice of termination or default with respect to any non-residential Lease; (f) Borrower has not assigned or pledged any of the Leases, the rents or any interests therein, except to Agent; (g) no non-residential tenant or other party has an option to purchase all or any portion of the Projects; (h) no tenant has the right to terminate its Lease prior to expiration of the stated term of such Lease (unless due to casualty or condemnation of the Projects); and (i) no tenant has prepaid more than one month's rent in advance (except for bona fide security deposits not in excess of an amount equal to two month's rent or as otherwise required pursuant to the Agreement Regarding Leases).

            Section 4.2 Approval Rights.

            (a) Borrower shall not and shall not permit Master Tenant or Subtenant to, without Agent's prior written consent, such consent not to be unreasonably withheld, conditioned or delayed, amend or modify the Master Lease or permit any material modification to the Sublease. Borrower shall not and shall not permit Master Tenant or Subtenant to enter into any Lease or other rental or occupancy agreement or concession agreement with respect to any Project, except as expressly permitted hereunder. Without limitation of any provision contained in Sections 7.29 and 9.16 herein, if the Master Lease terminates with respect to a Project for any reason whatsoever, Borrower shall use reasonably diligent efforts to remove and dispossess Master Tenant and Subtenant from any such Project and install a replacement operator acceptable to Agent in Agent's reasonable discretion pursuant to a replacement lease reasonably acceptable to Agent.

            (b) Borrower, as Landlord under the Master Lease, will not consent to any sublease or residency agreement at a Project and will not fail to exercise its consent rights with respect to any such sublease or residency agreement, in each case without first obtaining Agent's prior written approval, which approval shall be exercised by Agent in its reasonable discretion.

            Section 4.3 Covenants.

            Borrower shall or shall cause Master Tenant(s) and/or Subtenant to: (a) perform the obligations which Borrower, Master Tenant and Subtenant are required to perform under the Leases; (b) enforce the material obligations to be performed by the tenants under the Leases; (c) promptly furnish to Agent any notice of default or termination received by Borrower from Master Tenant or any other Tenant, and any notice of default or termination given by Borrower or Master Tenant or Subtenant to any non-residential tenant; (d) not collect any rents under the Master Lease for more than one month in advance of the time when the same shall become due; (e) not enter into any ground lease, master lease or sublease of any part of the Project (other than the Master Lease and the Sublease); (f) not further assign or encumber any Lease; (g) not, except with Agent's prior written consent, cancel or accept surrender or termination of the Master Lease; and (h) not, except with Agent's prior written consent, modify or amend the Master Lease, and any action in violation of clauses (e), (f), (g), and (h) of this Section 4.3 shall be void at the election of Agent. Borrower will not suffer or permit any breach or default to occur in any of Borrower's obligations under any of the Leases nor suffer or permit the same to terminate by reason of any failure of Borrower to meet any requirement of any Lease.

            Section 4.4 Tenant Estoppels.

            At Agent's request, Borrower shall request from Master Tenant, and if received, furnish to Agent, written estoppels in the form required under the Master Lease, executed by the Master Tenant and confirming the term, rent, and other provisions and matters relating to the Master Lease, as Agent shall request in its reasonable discretion. Borrower shall use reasonably diligent efforts to obtain any such estoppel requested by Agent.

            Section 4.5 Security Deposits

            Pursuant to the Collateral Assignment of Project Documents, Sole Member has collaterally assigned to Lender as security for the Indebtedness and all obligations hereunder and under the other Loan Documents, all cash security deposits under Section 33 of the Agreement Regarding Leases and all of Sole Member's interest in any Letters of Credit (as defined in the Agreement Regarding Leases) as a security deposit under Section 33(a) of the Agreement Regarding Leases.

                                   ARTICLE V
                        REPRESENTATIONS AND WARRANTIES

            Borrower represents and warrants to Agent that:

            Section 5.1 Organization and Power.

            Borrower and each Loan Party (other than a natural person) is duly organized, validly existing and in good standing under the laws of the state of its formation or existence, and is in compliance with legal requirements applicable to doing business in the state of its formation. ALS Venture I, LLC, ALS West, Inc., and AHC Borrower I, Inc., Borrower's predecessors in interest, were, immediately prior to their merger, each in good standing under the laws of and in compliance with legal requirements applicable to doing business in each state where a Project owned by such predecessor entity is located. Borrower is not a "foreign person" within the meaning of ss. 1445(f)(3) of the Internal Revenue Code.

            Section 5.2 Members.

            (a) Sole Member. Sole Member is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware with its principal place of business at c/o Provident Senior Living Trust, 600 College Road East, Suite 3400, Princeton, NJ 08540,
Attention: General Counsel. Sole Member is the sole member of Borrower and owns one hundred percent (100%) of the membership interests in Borrower free and clear of all liens, claims, and encumbrances. Sole Member has full right, power and authority to execute the Loan Documents to which it is a party on its own behalf. PSLT OP, L.P., a Delaware limited partnership ("REIT Operator") is the sole member of Sole Member and owns not less than one hundred percent (100%) of the issued and outstanding membership interests therein. PSLT GP, LLC is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware. PSLT GP, LLC is the sole general partner of REIT Operator and owns one percent (1%) of the partnership interests in REIT Operator, free and clear of all liens, claims and encumbrances.

            (b) Guarantor. Guarantor is a real estate investment trust, validly existing and in good standing under the laws of the State of Maryland. Guarantor is a limited partner in REIT Operator and as of the Closing Date owns not less than fifty percent (50%) of the limited partnership interests in REIT Operator, free and clear of all liens, claims and encumbrances.

            Section 5.3 Reserved.

            Section 5.4 Corporate Documents.

            (a) Borrower/Sole Member. A true and complete copy of the articles of formation and operating agreement of Borrower and Sole Member and all other documents creating and governing Borrower and Sole Member (collectively, the "Formation Documents") have been furnished to Agent. There are no other agreements, oral or written, among any of the members or Sole Member relating to Borrower or Sole Member. The Formation Documents were duly executed and delivered, are in full force and effect, and are binding upon and enforceable in accordance with their terms. The Formation Documents constitute the entire understanding among the members of Borrower and Sole Member. No breach exists under the Formation Documents and no act has occurred and no condition exists which, with the giving of notice or the passage of time would constitute a breach under the Formation Documents.

            (b) REIT Operator. A true and complete copy of the certificate of limited partnership and partnership agreement of REIT Operator and all other documents creating and governing REIT Operator (collectively, the "REIT Operator's Formation Documents") have been furnished to Agent. There are no other agreements, oral or written, among any of the partners of REIT Operator relating to REIT Operator. The applicable Loan Documents executed by REIT Operator were duly executed and delivered by REIT Operator, are in full force and effect, and are binding upon and enforceable against REIT Operator in accordance with their terms. The REIT Operator's Formation Documents constitute the entire understanding among the partners of REIT Operator. No breach exists under the REIT Operator's Formation Documents and no act has occurred and no condition exists which, with the giving of notice or the passage of time would constitute a breach under the REIT Operator's Formation Documents.

            (c) Guarantor. A true and complete copy of the declaration of trust of Guarantor and all other documents creating and governing Guarantor (collectively, the

"Guarantor Formation Documents") have been furnished to Agent. There are no other agreements, oral or written, among any of the trustees of Guarantor relating to Guarantor. The applicable Loan Documents executed by Guarantor were duly executed and delivered, are in full force and effect, and are binding upon and enforceable against Guarantor in accordance with their terms. The Guarantor Formation Documents constitute the entire understanding among the trustees of Guarantor. No breach exists under the Guarantor Formation Documents and no act has occurred and no condition exists which, with the giving of notice or the passage of time would constitute a breach under the Guarantor Formation Documents.

            Section 5.5 Validity of Loan Documents.

            The execution, delivery and performance by Borrower and each Loan Party of the Loan Documents: (a) are duly authorized and do not require the consent or approval of any other party or governmental authority which has not been obtained; and (b) will not violate any law or result in the imposition of any lien, charge or encumbrance upon the assets of any such party, except as contemplated by the Loan Documents. The Loan Documents constitute the legal, valid and binding obligations of Borrower and each Loan Party, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, or similar laws generally affecting the enforcement of creditors' rights.

            Section 5.6 Liabilities; Litigation.

            (a) The financial statements delivered by Borrower and each Loan Party are true and correct with no significant change since the date of preparation. Except as disclosed in such financial statements, there are no liabilities (fixed or contingent) affecting the Projects, Borrower or any Loan Party. Except as disclosed in such financial statements, there is no litigation, administrative proceeding, investigation or other legal action (including any proceeding under any state or federal bankruptcy or insolvency law) pending or, to the knowledge of Borrower, threatened, against the Projects, Borrower or any Loan Party which if adversely determined could have a material adverse effect on such party, the Project or the Loan. Borrower has delivered to Lender copies of all financial statements of Master Tenant and Subtenant that have been requested by Lender.

            (b) Neither Borrower nor any Loan Party is contemplating either the filing of a petition by it under state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and neither Borrower nor any Loan Party has knowledge of any Person contemplating the filing of any such petition against it.

            Section 5.7 Taxes and Assessments.

            There are no unpaid or outstanding real estate or other taxes or assessments on or against the Project or any part thereof, except general real estate taxes not due or payable. Copies of the current general real estate tax bills with respect to the Project have been delivered to Agent. The Project is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot.

There are no pending or, to Borrower's best knowledge, proposed, special or other assessments for public improvements or otherwise affecting the Project, nor are there any contemplated improvements to the Project that may result in such special or other assessments.

            Section 5.8 Other Agreements; Defaults.

            Neither the Borrower nor any Loan Party is a party to any agreement or instrument or subject to any court order, injunction, permit, or restriction which might adversely affect the Project or the business, operations, or condition (financial or otherwise) of Borrower or any Loan Party in any manner that would materially and adversely affect Borrower's or any Loan Party's ability to perform its obligations under the Loan Documents. Neither Borrower nor any Loan Party is in violation of any agreement which violation would have an adverse effect on any Project, Borrower or any Borrower's or any Loan Party's business, properties, or assets, operations or condition, financial or otherwise in any manner that would materially and adversely affect Borrower's or any Loan Party's ability to perform its obligations under the Loan Documents.

            Section 5.9 Compliance with Law.

            Except with respect to the conditional use permit related to the North Oaks, Minnesota Project, as more particularly set forth in Section 7.28 hereof, Borrower, each Loan Party, and, to Borrower's actual knowledge, without independent inquiry, Master Tenant and Subtenant has all requisite licenses, permits, franchises, qualifications, certificates of occupancy or other governmental authorizations to own, lease and operate the Projects and carry on its business, and the Projects are in compliance, in all material respects, with all applicable legal requirements and, to Borrower's actual knowledge, is free of structural defects, and all building systems contained therein are in good working order, subject to ordinary wear and tear (and subject to matters discussed in the Site Assessments). Except as disclosed in the PZR Reports, the Project does not constitute, in whole or in part, a legally non-conforming use under applicable legal requirements.

            Section 5.10 Condemnation.

            To Borrower's knowledge, no condemnation has been commenced or is threatened in writing with respect to all or any portion of any Project or for the relocation of roadways providing access to any Project.

            Section 5.11 Access.

            To Borrower's knowledge, each Project has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities. To Borrower's knowledge, all public utilities necessary or convenient to the full use and enjoyment of each Project are located in the public right-of-way abutting such Project, and all such utilities are connected so as to serve such Project without passing over other property, except to the extent such other property is subject to a perpetual easement for such utility benefiting such Project. To Borrower's knowledge, all roads necessary for the full utilization of each Project for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities.

            Section 5.12 Flood Hazard.

            To Borrower's knowledge, except for the Projects located in La Crosse, WI, Evansville, IN and Eden Prairie, MN, no Project is situated in an area designated as having special flood hazards as defined by the Flood Disaster Protection Act of 1973, as amended, or as a wetlands by any governmental entity having jurisdiction over the Projects.

            Section 5.13 Property.

            A fee simple interest in each Project is, or contemporaneously with the initial funding of the Loan will be, owned by Borrower free and clear of all liens, claims, encumbrances, covenants, conditions and restrictions, security interests and claims of others, except only such exceptions to title as have been approved by Agent. Subject to matters expressly set forth in the PZR Reports, the Site Assessments, the Property Condition Reports and the Title Policies, to the best of Borrower's knowledge, each Project is in material compliance with all zoning requirements (except with respect to the conditional use permit for the Project located in North Oaks, Minnesota), building codes, subdivision improvement agreements, declarations, ground leases, and all covenants, conditions and restrictions of record. Except as set forth in the exceptions to title approved by Agent, the zoning and subdivision approval of each Project and the right and ability to, use or operate each of the Projects are not in any way dependent on or related to any real estate other than the Property where the same are to be made. Except as previously disclosed to Agent in writing, including in the Site Assessments, to the best of Borrower's knowledge, as of the date hereof, (i) there are no, nor are there any alleged or asserted, material violations of law, regulations, ordinances, codes, permits, licenses, declarations, ground leases, covenants, conditions, or restrictions of record, or other agreements relating to the Projects, or any part thereof, (ii) each Project is in good condition and repair with no material deferred maintenance (except as set forth in the Property Condition Reports) and is free from damage caused by fire or other casualty, (iii) there is no latent or patent structural or other significant defect or deficiency in any Project, and (iv) except as disclosed in the surveys delivered to Agent, none of the Improvements on any Project create a material unpermitted encroachment over, across or upon any of such Project's boundary lines, rights of way or easements, and no buildings or other improvements on adjoining land create such an encroachment.

            Section 5.14 Location of Borrower.

            Borrower's principal place of business and chief executive offices are located at the address stated in Section 11.1.

            Section 5.15 Margin Stock.

            No part of proceeds of the Loan will be used for purchasing or acquiring any "margin stock" within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

            Section 5.16 Tax Filings.

            Borrower and each Loan Party have filed (or have obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower and each Loan Party, respectively.

            Section 5.17 Solvency.

            After giving effect to the Loan, the fair saleable value of Borrower's assets exceeds and will, immediately following the making of the Loan, exceed Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower's assets is and will, immediately following the making of the Loan, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its Debts as such Debts become absolute and matured, Borrower's assets do not constitute and, immediately following the making of the Loan will not constitute, unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, nor believes that it will, incur Debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Debts as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of such Borrower).

            Section 5.18 Full and Accurate Disclosure.

            No statement of fact made by or on behalf of Borrower or any Loan Party in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to Borrower which has not been disclosed to Agent which, in Borrower's reasonable business judgment, materially adversely affects the Projects or the business, operations or condition (financial or otherwise) of Borrower, Master Tenant, Subtenant or any Loan Party.

            Section 5.19 Single Purpose Entity.

            Borrower is and has at all times since its formation been a Single Purpose Entity.

            Section 5.20 No Broker.

            No brokerage commission or finder's fee is owing to any broker or finder arising out of any actions or activity of Borrower in connection with the Loan.

            Section 5.21 Reserved.

            Section 5.22 Labor Disputes.

            To the best of Borrower's knowledge, there are no strikes, boycotts, or labor disputes which could reasonably be anticipated to have a material adverse effect on the operation of the Projects.

            Section 5.23 Employees/ERISA.

            (a) Employees. Borrower has no employees

            (b) ERISA Plans. Neither Borrower nor any ERISA Affiliate has sponsored or contributed to, or has had any obligation (contingent or otherwise) under, any Plan or Multiemployer Plan.

            Section 5.24 ERISA (Borrower).

            (a) Borrower is not an "employee benefit plan" as defined in
Section 3(3) of ERISA, or a "governmental plan" within the meaning of Section 3(32) of ERISA; (b) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; (c) the assets of Borrower do not constitute "plan assets" of one or more plans within the meaning of 29 C.F.R. Section 2510.3-101; and (d) one or more of the following circumstances is true: (i) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3-101(b)(2) or are securities issued by an investment company registered under the Investment Company Act of 1940; (ii) Less than twenty-five percent (25%) of the value of any class of equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3-101(f)(2); or
(iii) Borrower qualifies as an "operating company", a "venture capital operating company", or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(c), (d) or (e). Borrower shall deliver to Agent such certifications and/or other evidence periodically requested by Agent, in its reasonable discretion, to verify these representations and warranties. Failure to deliver these certifications or evidence, material breach of these representations and warranties, or consummation of any transaction which would cause the Loan Documents or any exercise of Agent's or Lender's rights under the Loan Documents to (1) constitute a non-exempt prohibited transaction under ERISA or (2) materially violate ERISA or any applicable state statute regulating governmental plans (collectively, a "Violation"), which failure continues for thirty (30) days after written notice, shall be an Event of Default. Notwithstanding anything in the Loan Documents to the contrary, no sale, assignment, or transfer of any direct or indirect right, title, or interest in Borrower or the Project (including creation of a junior lien, encumbrance or leasehold interest) shall be permitted which would negate Borrower's representations in this section or cause a Violation. At least fifteen (15) days before consummation of any of the foregoing, Borrower shall obtain from the proposed transferee or lienholder (1) a certification to Agent that the representations and warranties of this subparagraph will be true after consummation and (2) an agreement to comply with this section.

            Section 5.25 Intellectual Property.

            Borrower has no interest in any trademarks, copyrights, patents or other intellectual property with respect to the Projects.

            Section 5.26 Anti-Terrorism and Anti-Money Laundering Compliance.

            (a) Compliance with Anti-Terrorism Laws. Borrower represents and warrants to Agent that it is not, and, after making due inquiry, that no Person who owns a direct or indirect controlling interest in or otherwise controls Borrower is, (i) listed on the Specially Designated Nationals and Blocked Persons List (the "SDN List") maintained by the Office of Foreign Assets Control ("OFAC"), Department of the Treasury, and/or on any other similar list ("Other Lists" and, collectively with the SDN List, the "Lists") maintained by the OFAC pursuant to any authorizing statute, Executive Order or regulation (collectively, "OFAC Laws and Regulations"); or (ii) a Person (a "Designated Person") either (A) included within the term "designated national" as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (B) designated under Sections 1(a), 1(b), 1(c) or 1(d) of Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) or similarly designated under any related enabling legislation or any other similar Executive Orders (collectively, the "Executive Orders"). The OFAC Laws and Regulations and the Executive Orders are collectively referred to in this Amendment as the "Anti-Terrorism Laws." Borrower represents and warrants that it requires, and has taken reasonable measures to ensure compliance with the requirement, that no Person who owns any other direct interest in Borrower is or shall be listed on any of the Lists or is or shall be a Designated Person. This Section 5.26 shall not apply to any Person to the extent that such Person's interest in the Borrower is through a U.S. Publicly-Traded Entity. As used in this Agreement, "U.S. Publicly-Traded Entity" means a Person (other than an individual) whose securities are listed on a national securities exchange or designated as a Portal Security on the Portal Market, or quoted on an automated quotation system in the United States, or a wholly-owned subsidiary of such a Person.

            (b) Funds Invested in Borrower. Borrower represents and warrants that it has taken reasonable measures appropriate to the circumstances (and in any event as required by law), with respect to each Person who holds a direct or indirect interest in Borrower, to assure that funds invested in such Persons in Borrower are derived from legal sources ("Anti-Money Laundering Measures"). The Anti-Money Laundering Measures have been undertaken in accordance with the Bank Secrecy Act, 31 U.S.C. ss.ss. 5311 et seq. ("BSA"), and all applicable laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations under 18 U.S.C. ss.ss. 1956 and 1957 (collectively with the BSA, "Anti-Money Laundering Laws").

            (c) No Violation of Anti-Money Laundering Laws. Borrower represents and warrants to Agent, to its actual knowledge, that neither Borrower nor any Person who holds a direct or indirect controlling interest in Borrower (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering under 18 U.S.C. ss.ss. 1956 and 1957, drug trafficking, terrorist-related activities or other money laundering predicate crimes, or any violation of the BSA, (ii) has been assessed civil penalties under any Anti-Money Laundering Laws, or (iii) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws.

            (d) Borrower Compliance with Anti-Money Laundering Laws. Borrower represents and warrants to Agent that it has taken reasonable measures appropriate to the circumstances (in any event as required by law), to ensure that Borrower is in compliance with all current and future Anti-Money Laundering Laws and laws, regulations and government guidance for the prevention of terrorism, terrorist financing and drug trafficking.

            Section 5.27 Reserved.

            Section 5.28 Project Documents.

            A true, correct and complete copy of each Project Document, together with all amendments thereto, have been delivered to Agent; and each Project Document, and all amendments thereto are in full force and effect as of the Closing Date.

                                  ARTICLE VI
                         FINANCIAL REPORTING; NOTICES

            Section 6.1 Financial Statements.

            Borrower shall furnish to Agent and shall cause the Loan Parties to furnish to Agent such financial statements and other financial information as Agent may from time to time request. All such financial statements shall show all material contingent liabilities and shall accurately and fairly present the results of operations and the financial condition of Borrower at the dates and for the period indicated and shall be sufficient to permit Agent to calculate Debt Service Coverage Ratio, Project Yield and Adjusted Net Operating Income. Without limitation of the foregoing, Borrower shall furnish to Agent and shall cause Borrower, the Loan Parties, Master Tenant, Subtenant and each Alterra Party, as applicable, to furnish to Agent the following statements:

            (a) Reporting under Project Documents. Borrower will deliver or cause to be delivered to Agent any and all financial reports, statements, summaries or otherwise provided to Borrower or Sole Member by Master Tenant, Subtenant or any Affiliate thereof, as provided in any Project Document, within ten (10) days of receipt by Borrower or Sole Member or any Affiliate thereof, as applicable (including, without limitation, those certain monthly, quarterly and annual operating and financial statements required to be delivered pursuant to Section 9 of the Agreement Regarding Leases and Section 29 of the Master Lease). In addition, Borrower shall furnish Agent with evidence (reasonably acceptable to

Agent) of payment by Master Tenant pursuant to the Master Lease of (i) Taxes and (ii) insurance premiums in respect of Approved Insurance Coverages, each within ten (10) days after any such payment is made.

            (b) Financial Statements. Within forty-five (45) days after the end of each calendar month and within ninety (90) days after the end of each fiscal year, Borrower shall deliver or cause to be delivered to Agent a balance sheet and financial statements of Borrower and each Loan Party, certified as true and correct in all respects by the chief financial officer of Borrower and each such Loan Party, and prepared in accordance with generally accepted accounting principles consistently applied (and with respect to financial statements of Borrower, Sole Member and REIT Operator only, prepared in accordance with generally accepted accounting principles, in all material respects), and in each case fairly presenting the financial condition(s) of the Person(s) referred to therein as of the date(s) indicated.

            Section 6.2 Audits.

            If Borrower fails to furnish or cause to be furnished promptly any report required by Section 6.1, or if Agent reasonably deems such reports to be unacceptable or unreliable, Agent may elect (in addition to exercising any other right and remedy) to conduct an audit of all books and records of Borrower (with respect to all of the Projects) and the Loan Parties which in any way pertain to the Project and to prepare such reports. Such audit shall be made and such reports shall be prepared by an independent firm of certified public accountants to be selected by Agent or another auditor of Agent's choice (which may be an affiliate of Agent). Borrower shall pay all reasonable expenses of the audit and other services, which expenses shall be immediately due and payable with interest thereon at the Default Rate. Notwithstanding the foregoing to the contrary, not more than one time in any twelve (12) month period during the term of the Loan, Agent shall give Borrower written notice of such failure to furnish a report required by Section 6.1 and five (5) days to provide such report, prior to conducting an audit permitted by this Section 6.2.

            Section 6.3 Books and Records/Audits.

            Borrower shall keep and maintain or cause to be kept and maintained at all times at the Projects or at Borrower's option, at Borrower's principal place of business, or such other place as Agent may approve in writing, complete and accurate books of accounts and records adequate to reflect the results of the operation of the Projects (including computations of Adjusted Net Operating Income on a Project-by-Project basis) and to provide the financial statements required to be provided to Agent pursuant to Section
6.1 above and copies of all written contracts, correspondence, reports of Agent's independent consultant, if any, and other documents affecting the Projects. Agent and its designated agents shall have the right to inspect and copy any of the foregoing. Additionally, Agent may audit and determine, in Agent's sole and absolute discretion, the accuracy of Borrower's records and computations. The costs and expenses of the audit shall be paid by Borrower if the audit discloses a monetary variance in any financial information or computation (including the computation of Adjusted Net Operating Income on a consolidated basis) equal to five percent (5%) of Adjusted Net Operating Income for the Projects on a consolidated basis more than any computation submitted by Borrower.

            Section 6.4 Notice of Litigation or Default or Insurance.

            Borrower shall promptly provide Agent with:

            (a) written notice of any litigation, arbitration, or other proceeding or governmental investigation (including any survey results or inspection reports from any Governmental Authority) pending or, to Borrower's or any Loan Party's knowledge, threatened in writing against or relating to Borrower, any Loan Party, any Project, Master Tenant or Subtenant (but with respect to matters affecting only Principals, only such matters which could reasonably be expected to have a material adverse effect on the financial condition of such Person), or any Project; provided, that with respect to any such litigation, arbitration or other proceeding relating solely to a monetary claim of less than $500,000 which is covered in its entirety by insurance (and as to which the insurance carrier has not tendered a defense to coverage), Borrower shall not be required to provide notice (written or otherwise) of such claim in accordance with the terms of this Section 6.4; and provided further, that with respect to Subtenant and Master Tenant only, no written notice shall be required with respect to any litigation matter relating solely to a monetary claim if such claim is covered in its entirety by insurance (and as to which the insurance carrier has not tendered a defense to coverage) and Subtenant reasonably believes that such claim would not result in liability to Master Tenant or Subtenant in excess of $500,000.

            (b) a copy of all material notices of default and violations of laws, regulations, codes, ordinances and the like received by Borrower or any Loan Party relating to (i) any Loan Party, Master Tenant, Subtenant or any other Alterra Party if potentially material to the business operations of such Person or (ii) Borrower, the Collateral or any Project; and

            (c) a copy of all material notices sent to or received from Master Tenant, Subtenant or any other Alterra Party, as applicable, under or with respect to the Master Lease, the Sublease, and the Lease Guaranty and a copy of all material notices sent to or received from Master Tenant, Subtenant or any other Alterra Party, as applicable, under or with respect to the Guaranty of Agreement Regarding Leases and the Agreement Regarding Leases to the extent
(i) such notices pertain to or may have an effect upon the Undertakings (as defined in the Collateral Assignment of Project Documents) or (ii) such notices pertain to or may have an effect upon matters otherwise contained in Sections 3, 5, 6, 7, 10(c), and 28 of the Agreement Regarding Leases; and

            (d) any material notices received by Borrower relating to any insurance required to be carried by Master Tenant under the Master Lease.

                                  ARTICLE VII
                                   COVENANTS

            Borrower covenants and agrees with Agent as follows:

            Section 7.1 Inspection.

            Subject to the rights of tenants under the Leases, Agent and its authorized agents may enter upon and inspect the Projects at all reasonable times upon three (3) days prior notice given in writing to Borrower. Agent, at Borrower's expense, shall, during a continuing Event of Default or, upon twenty-four (24) hours prior written notice at any time that Agent reasonably believes the Collateral, as a whole, to be impaired, retain one or more independent consultants to periodically inspect the Projects and all documents, drawings, plans, and consultants' reports relating thereto. Any inspection conducted by Agent or its independent consultant during a continuing Event of Default shall not require any prior written notice to Borrower.

            Section 7.2 Due on Sale and Encumbrance; Transfers of Interests.

            (a) Without the prior written consent of Agent, Borrower shall not nor shall any other Person having a direct or indirect ownership or beneficial interest in Borrower:

                  (i) Except as expressly permitted by clause (c) of this
      Section 7.2, except as otherwise permitted herein or by the Assignment of Membership Interests create, or permit the creation of, any new direct or indirect ownership interest in Borrower, or

                  (ii) Except as expressly permitted by clause (c) of this
      Section 7.2, transfer, or permit the transfer of (A) all or any part of the Project, or any interest therein (other than Leases permitted hereunder), or (B) except as otherwise permitted herein or by the Assignment of Membership Interests any direct or indirect ownership interest in Borrower (including any interest in the profits, losses or cash distributions in any way relating to the Project, Borrower or any Loan Party); or

                  (iii) subject to Borrower's contest rights under Section 7.3, encumber, alienate, grant a Lien or grant any other interest in any Project or any part thereof (other than Leases permitted hereunder) or take or fail to take any other action which would result in a Lien against any Project or the interest of Borrower in any Project or any direct ownership interest in Borrower, whether voluntarily or involuntarily except Liens in favor of Agent for the benefit of Lender and Agent, or

                  (iv) enter into any easement or other agreement granting rights in or restricting the use or development of any Project.

            (b) Borrower shall not, without Agent's prior written consent, permit transfers by the Master Tenant or any interest (direct or indirect) in Master Tenant requiring

Borrower's or Sole Member's consent under the Master Lease or the Agreement Regarding Leases. Agent's consent under this Section 7.2(b) shall be exercised with the same level of discretion that Borrower and Sole Member are required to use with respect to each such transfer in exercising their applicable consent rights under the Master Lease and Agreement Regarding Leases, respectively.

            (c) Notwithstanding anything to the contrary set forth in Subsections 7.2(a)(i) and 7.2(a)(ii) above;

                  (i) the direct or indirect owners of the legal and beneficial ownership interests in Guarantor may sell, transfer, assign, pledge, hypothecate or encumber their legal and beneficial ownership interests in Guarantor without the prior consent of Agent; provided that after such transaction, Borrower continues to be majority-owned and controlled (indirectly) by Guarantor;

                  (ii) the direct or indirect owners of the legal and beneficial ownership interests in REIT Operator may sell, transfer, assign, pledge, hypothecate or encumber their legal and beneficial ownership interests in REIT Operator without the prior consent of Agent; provided that after such transaction, Borrower continues to be majority-owned and controlled (indirectly) by Guarantor;

                  (iii) the direct or indirect owners of the legal and beneficial ownership interests in Sole Member may sell, transfer, assign, pledge, hypothecate or encumber up to forty-nine percent (49%), in the aggregate, of the legal and beneficial ownership interests in Sole Member, without the prior consent of Agent, provided that after such transaction, Borrower continues to be majority-owned and controlled (indirectly) by Guarantor;

                  (iv) new ownership or equity interests may be created in Guarantor, provided that after such transaction, Borrower continues to be majority-owned and controlled (indirectly) by Guarantor;

                  (v) new ownership or equity interests may be created in REIT Operator, provided that after such transaction, Borrower continues to be majority-owned and controlled (indirectly) by Guarantor.

            (d) Concurrently with the execution of the Loan Documents and immediately following the Conveyance and the Conversion, Guarantor and Sole Member shall consummate the Contribution. Borrower shall deliver to Agent reasonably satisfactory written evidence of such Contribution simultaneously therewith.

Until such time as Guarantor's S-11 Registration Statement has been filed with the Securities and Exchange Commission and is effective (such date is referred to herein as the "S-11 Effective Date"), Borrower shall give Agent ten (10) days prior written notice of any transaction permitted by this Section 7.2(c). At all times after the S-11 Effective Date,

Borrower shall not be required to give Agent notice of any transaction permitted by Section 7.2(c).

            Section 7.3 Taxes; Charges.

            Borrower shall pay before any fine, penalty, interest or cost may be added thereto, and shall not enter into any agreement to defer, any Taxes that may become a Lien upon any Project or become payable during the term of the Loan, and will promptly furnish Agent with evidence of such payment. Borrower shall not suffer or permit the joint assessment of any Project with any other real property constituting a separate tax lot or with any other real or personal property. Borrower shall pay or cause to be paid when due all Taxes, claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in a Lien on any Project (collectively, the "Charges"); however, Borrower may contest, in good faith by appropriate proceedings, the amount or validity of any such Charges or Liens so long as
(a) Borrower has given prior written notice to Agent of the intent to so contest or object to any such Charges or Liens, (b) such contest stays the enforcement or collection of the Charges or any Lien created, (c) Borrower provides Agent with a bond or other security reasonably satisfactory to Agent (including an endorsement to Agent's Title Policy with respect to such Project insuring against such claim, demand or lien) assuring the discharge of Borrower's obligations for such claims, demands or lien, including interest and penalties, and (d) Borrower is diligently contesting the same by appropriate legal proceedings in good faith and at their own expense and concludes such contest prior to the tenth (10th) day preceding the earlier to occur of the Maturity Date or the date on which a Project is scheduled to be sold for non-payment.

            Section 7.4 Reserved.

            Section 7.5 Operation; Maintenance; Inspection.

            Borrower shall observe and comply, in all material respects, with (or cause observance and compliance with) all legal requirements applicable to the ownership, use and operation of the Projects. Borrower shall maintain (or cause to be maintained) the Projects in good condition and promptly repair (or cause to be repaired) any damage or casualty.

            Section 7.6 Taxes on Security.

            Borrower shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Notes or the Liens created or secured by the Loan Documents, other than income, franchise and doing business taxes imposed on Agent or Lender. If there shall be enacted any law (1) deducting the Loan from the value of the Projects for the purpose of taxation, (2) affecting any Lien on the Projects, or (3) changing existing laws of taxation of mortgages, deeds of trust, security deeds, or debts secured by real property, or changing the manner of collecting any such taxes, Borrower shall promptly pay to Agent, on demand, all taxes, costs and charges for which Agent or Lender is or may be liable as a result thereof; however, if such payment would be prohibited by law or would render the Loan usurious, then instead of collecting such payment, Lender may declare all amounts owing under the Loan Documents to be immediately due and payable.

            Section 7.7 Single Purpose Entity; Legal Existence; Name, Etc.

            Borrower and Sole Member shall each preserve and keep in full force and effect its existence as a Single Purpose Entity, entity status, franchises, rights and privileges under the laws of the state of its formation, and all qualifications, licenses and permits applicable to the ownership, use and operation of the Projects. Neither Borrower nor Sole Member shall wind up, liquidate, dissolve, reorganize, merge, or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of all or substantially all of its assets, or acquire all or substantially all of the assets of the business of any Person. Neither Guarantor nor REIT Operator shall wind up, liquidate or dissolve. Borrower will not amend or terminate or permit the amendment or termination of Borrower's or Sole Member's Formation Documents without the prior written consent of Agent. Borrower and Sole Member shall conduct business only in its own name and neither Borrower nor Sole Member shall not change its name, identity, or organizational structure, the location of its chief executive office or principal place of business or its state of organization unless Borrower and/or Sole Member (a) shall have obtained the prior written consent of Agent to such change (not unreasonably withheld, conditioned or delayed), and (b) shall have taken all actions necessary or requested by Agent to file or amend any financing statement or continuation statement to assure perfection and continuation of perfection of security interests under the Loan Documents. Borrower and Sole Member shall maintain their status as Single Purpose Entities.

            Section 7.8 Affiliate Transactions.

            Without the prior written consent of Agent, Borrower shall not engage in any transaction affecting the Projects with an Affiliate of Borrower unless such transaction is arms length and on market terms for similar transactions entered into with third parties.

            Section 7.9 Limitation on Other Debt.

            Neither Borrower nor Sole Member shall, without the prior written consent of Agent, incur any Debt, except, with respect to Borrower only, for trade payables in the ordinary course of business, and except with respect to Sole Member only, obligations under the Agreement Regarding Leases.

            Section 7.10 Further Assurances.

            Borrower shall promptly (a) cure any defects in the execution and delivery of the Loan Documents, and (b) execute and deliver, or cause to be executed and delivered, all such other documents, agreements and instruments as Agent may reasonably request to further evidence and more fully describe the collateral for the Loan, to correct any omissions in the Loan Documents, to perfect, protect or preserve any liens created under any of the

Loan Documents, or to make any recordings, file any notices, or obtain any consents, as may be necessary or appropriate in connection therewith.

            Section 7.11 Estoppel Certificates.

            Borrower, within ten (10) days after request, shall furnish to Agent a written statement, duly acknowledged, setting forth the amount due on the Loan, the terms of payment of the Loan, the date to which interest has been paid, whether any offsets or defenses exist against the Loan and, if any are alleged to exist, the nature thereof in detail, and such other matters as Agent reasonably may request.

            Section 7.12 Notice of Certain Events.

            Borrower shall promptly notify Agent of (a) any Event of Default, together with a detailed statement of the steps being taken to cure such Event of Default; (b) any notice of default received by Borrower or any Loan Party with respect to other obligations relating to Projects or otherwise material to Borrower's business, including any notices of material violations of any laws, regulations, codes or ordinances; and (c) any threatened or pending legal, judicial or regulatory proceedings by any governmental authority including any dispute between or among Borrower, any Loan Party, Master Tenant or Subtenant or any other Alterra Party and any governmental authority, affecting Borrower, Sole Member, any Principal or any Project. Borrower shall promptly deliver to Agent a copy of each notice of default or termination given or made to Master Tenant, Subtenant or any other Alterra Party by Borrower or any Loan Party or received by Borrower or any Loan Party, or, as it relates to any Project Document or any Project, Subtenant, Master Tenant or any other Alterra Party;

            Borrower shall deliver to Agent (i) within thirty (30) days after the end of each calendar quarter, a Detail Survey Report for each Project in the form provided to Agent on the date hereof generated by the survey tracking system employed by Subtenant on the date hereof or other comparable report,
(ii) within three (3) Business Days after (a) notice of a revocation or suspension of a license at any Project, (b) notice of a ban on new admissions at any Project, (c) notice of the reduction in the licensure category at any Project to a provisional or probationary license or (d) notice of a fine or monetary penalty at any Project in excess of $5,000 (a "Major Monetary Citation"), (the matters in (a-d) are referred to collectively, as a "Reportable Event") is reported to the national office of Subtenant, written notice of such Reportable Event and (iii) promptly after receipt by Borrower, Master Tenant or Subtenant a copy of each notice of termination under any license or permit necessary for the operation of the Project in the manner required by this Agreement; and in the case of clauses (i), (ii) and (iii), promptly provide such further information as Agent may reasonably request with respect the matters reported pursuant to such clauses. Notwithstanding anything contained in this Section 7.12 to the contrary. Borrower shall in all cases deliver to Agent within ten (10) Business Days (or within thirty (30) calendar days in the case of Major Monetary Citation) after delivery of written notice of any Reportable Event to any Project or to any regional director or residence director with respect to any Project, written notice of such Reportable Event.

            Section 7.13 Indemnification.

            Borrower shall indemnify, defend and hold Agent and Lenders harmless from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever, including the reasonable fees and actual expenses of Agent's and Lender's counsel, in connection with (a) any inspection, review or testing of or with respect to the Projects, (b) any investigative, administrative, mediation, arbitration, or judicial proceeding, whether or not Agent or a Lender is designated a party thereto, commenced or threatened at any time (including after the repayment of the Loan) in any way related to the execution, delivery or performance of any Loan Document or to the Projects, (c) any proceeding instituted by any Person claiming a Lien, and
(d) any brokerage commissions or finder's fees claimed by any broker or other party in connection with the Loan, the Projects, or any of the transactions contemplated in the Loan Documents, including those arising from the joint, concurrent, or comparative negligence of Agent or Lender, except to the extent any of the foregoing is caused by an indemnitee's gross negligence or willful misconduct.

            Section 7.14 Use of Proceeds, Revenues.

            Borrower shall use the proceeds of the Loan for proper business purposes. No portion of the proceeds of the Loan shall be used by Borrower in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Act of 1933 or the Securities Exchange Act of 1934. Except as otherwise specifically provided in the Loan Documents, all funds received by Borrower shall be applied to the Indebtedness then due and payable, operating expenses or other Project capital improvements, repairs or replacements before distribution by Borrower to the member of Borrower.

            Section 7.15 Rent Payments.

            Borrower will, and will cause Master Tenant to, cause all rent payments under the Master Lease to be deposited directly with Agent or Agent's designee. Provided no Event of Default shall have occurred and be continuing, Agent shall apply all such sums toward the Indebtedness then due and payable in the manner set forth in Section 2.5. Not later than one (1) Business Day after receipt of such funds as aforesaid (provided such funds are received on or prior to 3:00 p.m. (New York time)) and provided no Event of Default shall have occurred and be continuing, Agent shall disburse to Borrower any excess funds held by Agent pursuant hereto. If such funds are received after 3:00 p.m. (New York time), Agent shall (provided no Event of Default shall have occurred and be continuing) disburse to Borrower any excess funds held by Agent not later than two (2) Business Days after receipt.

            Section 7.16 Reserved.

            Section 7.17 Reserved.

            Section 7.18 Compliance with Laws and Contractual Obligations.

            (a) Borrower will comply in all material respects with (i) the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including, without limitation, laws, rules, regulations and orders relating to all building, zoning, density, land use, covenants, conditions and restrictions, subdivision requirements, taxes, employer and employee contributions, securities, employee retirement and welfare benefits, environmental protection matters, employee health and safety, quality and safety standards, accreditation standards and requirements of the applicable state department of health or other applicable state regulatory agency (each a "State Regulator"), quality and adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies, additions to facilities and services and fee splitting) as are now in effect and which may be imposed upon Borrower or Master Tenant or Subtenant or the maintenance, use or operation of the Projects or the provision of services to the occupants of the Projects, except for such laws, rules, regulations and orders the failure to comply with which will not materially and adversely affect the ability of Borrower or any other Loan Party to comply with the Loan Documents, and (ii) the obligations, covenants and conditions contained in all other material contractual obligations of Borrower, to the extent that the failure to comply therewith will not materially and adversely affect Borrower's or any other Loan Party's ability to comply with the Loan Documents; and

            (b) Borrower will maintain or obtain and will cause Master Tenant or Subtenant, as applicable, to maintain or obtain, all licenses, qualifications and permits now held or hereafter required to be held by Borrower, Master Tenant or Subtenant for which the loss, suspension, revocation or failure to obtain or renew, could reasonably be expected to have a material adverse effect upon the financial condition of Borrower or the ability to operate the Projects in compliance with the requirements of the Loan Documents and as it has been operated prior to the date hereof.

            Section 7.19 Notice of Money Laundering.

            If a tenant under any Lease is charged with crimes involving money laundering or predicate crimes to money laundering, and such charges are not dismissed without further investigation within thirty (30) days, then Borrower shall give notice of such charges to Agent's and upon Agent's request, Borrower shall exclude from the debt service rents from said tenant or resident.

            Section 7.20 Anti-Terrorism and Anti-Money Laundering Compliance.

            (a) Compliance with Anti-Terrorism Laws. Borrower covenants to Agent and Lender that it shall not be, and, after making due inquiry, that no Person who owns a controlling interest in or otherwise controls Borrower shall be, (i) listed on the Lists; or (ii) a

Designated Person. Borrower also shall take reasonable measures to ensure compliance with the requirement, that no Person who owns any other direct interest in Borrower shall be listed on any of the Lists or is or shall be a Designated Person. This Section 7.20 shall not apply to any Person to the extent that such Person's interest in the Borrower is through a U.S. Publicly-Traded Entity.

            (b) Compliance by Interest Holders. Borrower shall require each Person that proposes to become a partner, member or shareholder in Borrower after the date hereof and that is not a U.S. Publicly-Traded Entity to sign, and to deliver to Borrower (and Borrower shall deliver to Agent), (i) a certificate with respect to Anti-Terrorism Laws including the information, representations and certifications set forth in the Schedules attached to that certain Offering Memorandum of Provident Senior Living Trust dated August 2, 2004, as they relate to Anti-Terrorism Laws, and (ii) if requested by Agent, Borrower shall deliver to Agent a schedule of the name, legal domicile address and (for entities) place of organization of each Person who holds a direct or indirect legal or beneficial interest in Borrower.

            (c) Anti-Terrorism Policies. Borrower agrees to adopt and maintain adequate policies, procedures and controls to ensure that it is in compliance with all Anti-Terrorism Laws and related government guidance (such policies, procedures and controls are collectively referred to in this Agreement as "Borrower Anti-Terrorism Policies"). Borrower further agree to make the Borrower Anti-Terrorism Policies, and the respective policies, procedures and controls for Persons who are or are to become partners, members or shareholders in Borrower (such policies, procedures and controls are collectively referred to as "Investor Anti-Terrorism Policies"), together with the information collected thereby concerning Borrower and such partners, members or shareholders (but not information about indirect members that do not have the power to direct the management or policies of Borrower, whether through the ownership of voting stock, agreement or otherwise), available to Agent for review and inspection by Agent from time to time during normal business hours and upon reasonable prior notice, and Borrower agree to deliver copies of the same to Agent from time to time upon request. Agent and Lender will keep the Borrower Anti-Terrorism Policies and the Investor Anti-Terrorism Policies, and the information collected thereby, confidential subject to customary exceptions for legal process, auditors, regulators, or as otherwise reasonably required by Agent and Lender for enforcement of its rights and/or in connection with reasonable business us in the management, administration and disposition of its assets and investments. Borrower consents to the disclosure to U.S. regulators and law enforcement authorities by Agent or Lender or any of their affiliates or agents of such information about Borrower and the owners of direct and indirect interests in Borrower that Agent or Lender reasonably deems necessary or appropriate to comply with applicable Anti-Terrorism Laws and Anti-Money Laundering Laws.

            (d) Funds Invested in Borrower. Borrower covenants that it will take Anti-Money Laundering Measures in accordance with Anti-Money Laundering Laws with respect to each Person who holds direct or indirect interest in Borrower.

            (e) Borrower Compliance with Anti-Money Laundering Laws. Borrower covenants to Agent and Lender that it shall take reasonable measures appropriate to the circumstances (in any event as required by law), to ensure that Borrower is in compliance with all current and future Anti-Money Laundering Laws and laws, regulations and government guidance for the prevention of terrorism, terrorist financing and drug trafficking.

            (f) Notification of Agent; Quarantine Steps. Borrower shall immediately notify Agent if Borrower obtains actual knowledge that any holder of a direct or indirect interest in Borrower, or any director, manager or officer of any of such holder, (i) has been listed on any of the Lists, (ii) has become a Designated Person, (iii) is under investigation by any governmental authority for, or has been charged with or convicted of, money laundering drug trafficking, terrorist-related activities or other money laundering predicate crimes, or any violation of the BSA, (iv) has been assessed civil penalties under any Anti-Money Laundering Laws, or (v) has had funds seized or forfeited in an action under any Anti-Money Laundering Laws.

            Section 7.21 Employees.

            Borrower shall not have any employees while any portion of the Loan is outstanding.

            Section 7.22 Reserved.

            Section 7.23 Representations and Warranties.

            Except for those representations and warranties which are expressly made only as of the date hereof, Borrower will cause all representations and warranties to remain true and correct all times during the term of this Agreement and while any portion of the Loan remains outstanding.

            Section 7.24 Cooperation.

            Borrower acknowledges that Lender and its successors and assigns may (a) sell, transfer or assign this Agreement, the Notes and the other Loan Documents to one or more investors as a whole loan, in a rated or unrated public offering or private placement, (b) participate the Loan to one or more investors in a rated or unrated public offering or private placement, (c) deposit the Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets in a rated or unrated public offering or private placement, or (d) otherwise sell the Loan or interest therein to investors in a rated or unrated public offering or private placement (the transactions referred to in clauses (a) through (d) are hereinafter referred to as "Secondary Market Transactions"). Borrower shall cooperate in good faith with Agent and Lender in effecting any such Secondary Market Transaction and shall cooperate in good faith (but at Lender's sole cost and expense) to implement all requirements reasonably imposed by the participants involved in any Secondary Market Transaction (including without limitation, an institutional purchaser, participant or investor) including, without limitation, all structural or other changes to the

Loan, modifications to any documents evidencing or securing the Loan, delivery of opinions of counsel reasonably acceptable to such other purchasers, participants or investors may reasonably require; provided, however, that Borrower shall not be required to modify any documents evidencing or securing the Loan which would (i) modify the interest rate payable under the Notes,
(ii) modify the stated maturity of the Notes, (iii) modify the amortization of principal of the Notes, (iv) modify or conflict with any other material terms or covenants of the Loan or (vi) increase the Borrower's liability or obligations under the Loan Documents or decrease Borrower's rights under the Loan Documents. Subject to Agent's receipt of the confidentiality agreement(s) referenced below, Borrower shall provide such information and documents relating to Borrower, Loan Parties, the Projects, the Master Tenant, Subtenant and any other Alterra Party. Borrower acknowledges that certain information regarding the Loan, the Loan Parties, the Projects, Subtenant, Master Tenant and the other Alterra Parties may be included in a private placement memorandum, prospectus or other disclosure documents (each, a "Syndication Document"), which Syndication Document shall be subject to Borrower's reasonable approval prior to dissemination to any potential purchaser, transferee or assignee (each, a "Transferee") in a Secondary Market Transaction. Each Transferee shall execute a confidentiality agreement covering the confidential information contained in the Syndication Document (and any other confidential information delivered in connection therewith) on Agent's approved form (which confidentiality agreement shall expressly provide that Borrower is a third party beneficiary thereof). Any financial institution who becomes party to this Agreement as a Lender pursuant to a Secondary Market Transaction shall be an Institutional Lender. "Institutional Lender" means (i) a commercial bank having a combined capital and surplus of at least $500,000,000; (ii) a savings and loan association or savings bank having a combined capital and surplus of at least $500,000,000; (iii) a finance company, insurance company or other financial institution, investment company or fund, including a pension fund (whether a corporation, partnership, trust or other entity), that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having a combined capital and surplus of at least $500,000,000; and (iv) any wholly-owned subsidiary (directly or indirectly) of any of the foregoing which has a net worth or net asset value of at least $250,000,000 as shown on such entity's most recently prepared financial statements. No Institutional Lender shall purchase any Revolving Loan Commitment that is less than $5,000,000.

            Section 7.25 Project Documents.

            Borrower shall not, without Agent's prior written consent, amend the Master Lease, the Sublease, or the Lease Guaranty. Borrower shall not, without Agent's prior written consent, amend the Guaranty of Agreement Regarding Leases or the Agreement Regarding Leases to the extent that such amendment affects (i) the Undertaking (as defined in the Collateral Assignment of Undertakings), (ii) matters otherwise contained in Sections 5, 6, 7, 10(c), and 28 of the Agreement Regarding Leases, and (iii) matters that would create any Borrower liabilities or increase the likelihood of a termination of the Master Lease.

            Section 7.26 Financial Covenants.

            (a) Commencing on November 30, 2004, and as of the last day of each calendar month thereafter (each, a "Measurement Date") during the term of the Loan, the Project Yield (as reasonably calculated by Agent) shall be greater than or equal to eleven percent (11%), and the Debt Service Coverage Ratio (as reasonably calculated by Agent) shall be greater than or equal to 1.3:1.00. The computation of Project Yield and Debt Service Coverage Ratio shall not include the Adjusted Net Operating Income for any Project (i) as to which the Master Lease has been terminated, (ii) subject to a condemnation proceeding or as to which a taking has occurred, or (iii) that has suffered any damage by fire or other casualty which has not been repaired or is not being restored in accordance with this Agreement and the Master Lease.

            (b) If Borrower does not meet the Project Yield or Debt Service Coverage Ratio requirements set forth in Section 7.26(a) above, then within thirty (30) days thereafter in each case, Borrower shall either (i) pay down the principal balance of the Loan by an amount necessary to meet such Project Yield requirement or Debt Service Coverage Ratio requirement, as applicable (as reasonably calculated by Agent), or (ii) pledge additional property (or properties) satisfactory to Agent in its sole discretion (including as to value) as additional Collateral for the Loan, in addition to the Properties already pledged as collateral therefor. Each additional property shall be owned in fee simple by Borrower (or may constitute a ground leasehold interest so long as the ground lease creating such interest is acceptable to Agent in its sole, absolute discretion, and Agent has received a recognition agreement and estoppel from the ground lessor acceptable to Agent (in its sole and absolute discretion) and such other documentation as Agent may request in its sole and absolute discretion). In determining whether a proposed new property will be satisfactory to Agent, Agent may base its decision on, without limitation, a title commitment, survey, appraisal, environmental report, financial analysis, and any other factors which Agent uses in its underwriting process. Without limitation, such proposed new property must meet or exceed Agent's underwriting standards used in connection with the initial Projects. In determining whether a property may be additional Collateral for the Loan under this Section 7.26(b), Agent shall use its sole and absolute discretion. Borrower shall promptly execute and deliver (or cause to be executed and delivered by the Loan Parties and the Alterra Parties, as applicable) any documents and opinions of counsel requested by Agent in order to evidence that a new property has been added as security for the Loan. Without limitation of the foregoing, Borrower shall execute and deliver (or cause to be executed and delivered) a mortgage (or document of similar effect) with respect to each additional property, and an amendment to the Loan Documents executed by Borrower, Principals and Sole Member confirming that each new property has been added as a Project. Upon satisfaction of each of the conditions contained in this Section 7.26(b), each new property shall become a "Property" under this Agreement and the other Loan Documents and together with the Improvements located thereon each new property shall become a "Project" hereunder and thereunder. Borrower shall pay all reasonable costs and expenses incurred by Agent and/or Lenders in connection with the pledge of additional property contemplated under this

Section 7.26(b). Failure by Borrower to satisfy all of the terms and conditions contained in this Section 7.26(b) shall be an Event of Default hereunder.

            Section 7.27 Consent Rights/Remedies.

            A default arising under clause 21(a)(xvii) of the Master Lease or under clauses 7a(i), (ii), (iii) (vi) or (xiii) of the Agreement Regarding Leases (each, a "Conditional Cross-Default"), in each case arising solely as a result of a default under or relating to a lease (including, without limitation, that certain Property Lease Agreement between PSLT-ALS Properties II, LLC, as lessor and ALS Properties Tenant II, LLC, as lessee) other than the Master Lease or any project other than the Projects, shall not, without the prior written consent of Agent (which shall be exercised in Agent's sole and absolute discretion), constitute an "Event of Default" under either the Master Lease or the Agreement Regarding Leases.

            Borrower shall not and shall not permit Sole Member to, without the prior written consent of Agent (which shall be exercised in Agent's sole and absolute discretion), exercise any remedies under either the Master Lease or the Agreement Regarding Leases, as a result of a Conditional Cross-Default.

            Section 7.28 Conditional Use Permit/North Oaks, MN.

            On or before the date (the "Delivery Date") which is sixty (60) days after the date of the Master Lease, Borrower shall deliver (or cause to be delivered) to Agent a reinstatement and modification (the "Reinstatement and Conditional Use Permit") of the Conditional Use Permit Number 97-17 for the Project located in North Oaks, Minnesota (the "City"), and an amendment to that certain Developer's Agreement entered into on November 13, 1997, among the City of North Oaks, North Oaks Company, LLC, Alternative Living Services, and the Damone Group, LLC (as amended, the "Developer's Agreement"). Such Reinstatement and Conditional Use Permit and Developer's Agreement shall (i) permit the operation of the Project as an assisted living facility, as such facility is being operated on the Closing Date, (ii) permit the facility to be owned by Borrower and leased to Master Tenant, (iii) confirm that the transactions contemplated by the Stock Purchase Agreement dated June __, 2004, between Guarantor and Alterra Healthcare Corporation and the Master Lease will not require any additional consent by the City, and (iv) waive any default resulting from Alterra Healthcare Corporation's Chapter 11 proceeding under the Federal Bankruptcy Code.

            Borrower's failure to satisfy the first sentence of the first paragraph of this Section 7.28 shall not constitute an Event of Default hereunder so long as Borrower pays down the outstanding principal balance of the Loan by $6,300,000 (the "Required Paydown") on or before the Delivery Date. Concurrently with the required paydown, the Maximum Facility Amount shall be reduced by $6,300,000, and each Lender's Revolving Loan Commitment shall be reduced based on such Lender's Pro Rata Share.

            Borrower shall cause Master Tenant to pay such Required Paydown directly to Agent pursuant to the terms of the SNDA. Upon receipt of such Required Paydown on or before the Delivery Date (and provided no Event of Default has occurred and is continuing hereunder), Agent shall, at Borrower's sole cost and expense, release the lien of its mortgage from the Project located in North Oaks, Minnesota, and such Project shall no longer be deemed a "Project" for any purposes under the Loan Documents.

            If the Master Lease terminates with respect to the North Oaks, MN Project for any reason whatsoever, Borrower shall use reasonably diligent efforts to cause the Reinstatement and Conditional Use Permit and the Developer's Agreement to be amended and reinstated, as applicable, so as to permit the replacement operator approved by Agent (in Agent's reasonable discretion) to operate the Project in accordance with all applicable Laws.

            Section 7.29 Partial Termination of Master Lease.

            If the Master Lease is terminated by ALS Holdings with respect to one or more (but less than all) of the Projects pursuant to Section 28 of the Agreement Regarding Leases (the Projects as to which the Master Lease has terminated are referred to herein collectively as the "Lease Termination Projects"), such termination shall constitute an immediate Event of Default hereunder unless each of the following conditions is satisfied in full: (i) all debt service payments and all other amounts due under the Loan Documents are paid current at all times during the Replacement Period (regardless of whether or not there is available revenue from the Projects or rent from the Master Lease to make such payments), (ii) Borrower removes and dispossesses the Master Tenant and Subtenant and installs a new operator (the "Limited Replacement Operator") to operate the Lease Termination Projects within one hundred eighty (180) days (the "Replacement Period") of any such Master Lease termination (which Limited Replacement Operator shall be acceptable to Agent in its reasonable discretion), (iii) not later than the end of the Replacement Period, Borrower causes such Limited Replacement Operator to execute a lease or operating agreement (such replacement lease or operating agreement is referred to herein as the "Limited Replacement Operating Agreement") in a form substantially similar to the Master Lease and otherwise acceptable to Agent in its reasonable discretion, (iv) concurrently with the execution of the Limited Replacement Operating Agreement, Borrower causes Limited Replacement Operator to execute and deliver to Agent a Subordination, Non-Disturbance and Attornment Agreement substantially similar to the SNDA and otherwise acceptable to Agent in its reasonable discretion, (v) not later than the end of the Replacement Period, the licenses required to operate the Lease Termination Projects as assisted and/or independent living facilities, as applicable, have been unconditionally transferred from Subtenant to Limited Replacement Operator in accordance with applicable Laws (or Limited Replacement Operator otherwise possesses such licenses), (vi) Borrower pays all of Agent's reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) in connection with the matters set forth in this
Section 7.29, (vii) on a weekly basis during the pendency of the Replacement Period, Borrower furnishes Agent with a detailed written statement summarizing the then current status of Borrower's attempts to remove and dispossess Master Tenant and Subtenant and appoint a Limited Replacement Operator, and otherwise comply with the terms of this Section 7.29 and (viii) Borrower at all times during the Replacement

Period, takes such additional action and/or executes such additional documents (and or causes Limited Replacement Operator to take such additional action and/or execute such additional documents, as applicable) as Agent may reasonably require in connection with the matters set forth in this Section
7.29. Borrower's failure to satisfy each term and condition contained in this
Section 7.29 shall, notwithstanding the terms of Section 9.16 or any other provision contained in the Loan Agreement or in any of the other Loan Documents, constitute an Event of Default hereunder and shall entitle Agent to immediately execute all of its rights and remedies available against Borrower, each Loan Party and the Projects.

                                 ARTICLE VIII
                              Health Care Matters

            Section 8.1 Healthcare Laws.

            (a) Without limiting the generality of any other provision of this Agreement, Borrower, Master Tenant and Subtenant and their respective employees and contractors (other than contracted agencies) in the exercise of their duties on behalf of Borrower, Master Tenant or Subtenant (with respect to its operation of the Projects) shall be in material compliance with all applicable Laws relating to patient healthcare and/or patient healthcare information, including without limitation the Health Insurance Portability and Accountability Act of 1996, as amended, and the rules and regulations promulgated thereunder ("HIPAA") (collectively, "Healthcare Laws")). Borrower, Master Tenant and Subtenant have maintained and shall continue to maintain in all material respects all records required to be maintained by any Governmental Authority or otherwise under the Healthcare Laws and there are no presently existing circumstances which would result or likely would result in material violations of the Healthcare Laws. Borrower, Master Tenant and Subtenant have and will maintain all Governmental Approvals necessary under applicable Laws to own and/or operate the Projects, as applicable (including such Governmental Approvals as are required under such the Healthcare Laws).

            (b) If (i) Borrower, Master Tenant or Subtenant is a "covered entity" within the meaning of HIPAA or (ii) Borrower, Master Tenant or Subtenant (with respect to its operation of the Projects) is subject to the "Administrative Simplification" provisions of HIPAA, then such Person(s) are currently fully compliant with the Transaction Code Set Standards and the Privacy Rule Requirements under HIPAA and will be fully compliant with the Security Standards on or prior to April 20, 2005.

            Section 8.2 Reserved.

            Section 8.3 Cooperation.

            From time to time, upon the request of Agent, at all times during the continuance of an Event of Default under the Master Lease or following a termination of the Master Lease for any reason whatsoever, Borrower shall, and shall use reasonable efforts (including enforcing all of its rights and remedies under the Master Lease and the Sublease) to cause Master Tenant and Subtenant to complete, execute and deliver to Agent any applications, notices, documentation, and other information necessary or desirable, in Agent's judgment, to permit Agent or its designee (including a receiver) to obtain, maintain or renew any one or more of the Licenses for the Projects (or to become the owner of the existing Licenses for the Projects) and to the extent permitted by applicable Laws to obtain any other provider agreements or Governmental Approvals then necessary or desirable for the operation of the Projects by Agent or its designee for their current use (including, without limitation, any applications for change of ownership of the existing Licenses or change of control of the owner of the existing Licenses). At all times during the continuance of an Event of Default under the Master Lease or following a termination of the Master Lease for any reason whatsoever, to the extent permitted by applicable Laws, (i) Agent is hereby authorized (without the consent of Borrower, Master Tenant or Subtenant) to submit any such applications, notices, documentation or other information which Borrower caused to be delivered to Agent in accordance with the above provisions to the applicable Governmental Authorities, or to take such other steps as Agent may deem advisable to obtain, maintain or renew any License or other Governmental Approvals in connection with the operation of the Project for its current use, and Borrower agrees to cooperate and to cause Master Tenant and Subtenant to cooperate with Agent in connection with the same and
(ii) Borrower, upon demand by Agent, shall take any action and use reasonable efforts (including enforcing all of its rights and remedies under the Master Lease and the Sublease) to cause Master Tenant and Subtenant to take any action necessary or desirable, in Agent's sole judgment, to permit Agent or its designee (including a receiver) to use, operate and maintain the Project for their current use. If Borrower fails to comply with the provisions of this
Section 8.3 for any reason whatsoever, to the extent permitted by applicable Law, Borrower hereby irrevocably appoints Agent and its designee as Borrower's attorney-in-fact, with full power of substitution, to take any action and execute any documents and instruments necessary or desirable in Agent's sole judgment to permit Agent or its designee to undertake Borrower's obligations under this Section 8.3, including obtaining any Licenses or Governmental Approvals then required for the operation of the Project by Agent or its designee for their current use. The foregoing power of attorney is coupled with an interest and is irrevocable and Agent may exercise its rights thereunder in addition to any other remedies which Agent may have against Borrower, Guarantors or Principal as a result of Borrower's breach of the obligations contained in this Section 8.3.

                                  ARTICLE IX
                               EVENTS OF DEFAULT

            Each of the following shall constitute an Event of Default:

            Section 9.1 Payments.

            Failure of Borrower to pay within five (5) days after the date when due any of the payment obligations of Borrower due under the Loan Documents, or Borrower's failure to pay the Loan at the Maturity Date, whether by acceleration or otherwise or Borrower's failure to pay within ten (10) days after written demand therefor and/or Borrower's receipt of an invoice or any other written notice, any other payment of Indebtedness as to which no due date is specified in any of the Loan Documents.

            Section 9.2 Certain Covenants.

            Borrower's failure to (a) maintain insurance as required under
Section 3.1 of this Agreement; (b) maintain (or cause Sole Member to maintain) its status as a Single Purpose Entity as required by Section 7.7; (c) strictly comply with the provisions of Section 7.21 (employees), Section 7.25 (Project Documents), Section 7.26 (financial covenants), Section 7.27 (consent rights/remedies), Section 7.28 (conditional use permit), and Section 7.29 (partial termination of Master Lease).

            Section 9.3 Sale, Encumbrance, Etc.

             The sale, transfer, conveyance, pledge, mortgage or assignment of any part or all of the Project, or any interest therein, or of any interest in Borrower or any Loan Party or any Alterra Party, in violation of Section 7.2 of this Agreement.

            Section 9.4 Covenants.

            Borrower's failure to perform or observe any of the agreements and covenants contained in this Agreement or in any of the other Loan Documents, and the continuance of such failure for twenty (20) days after notice by Agent to Borrower; however, subject to any shorter period for curing any failure by Borrower as specified in any of the other Loan Documents, Borrower shall have an additional forty (40) days to cure such failure if (a) such failure does not involve the failure to make payments on a monetary obligation; (b) such failure cannot reasonably be cured within twenty (20) days; (c) Borrower commenced to cure such failure promptly after written notice thereof and are diligently undertaking to cure such default, and (d) Borrower has provided Agent with assurances reasonably satisfactory to Agent against any interruption of payment or impairment of collateral as a result of such continuing failure; provided that the notice and cure provisions of this
Section 9.4 do not apply to the Events of Default described in any other section of this Article IX.

            Section 9.5 Representations and Warranties.

            Any representation or warranty made in any Loan Document proves to be untrue in any material respect when made or deemed made unless cured by Borrower (but only if such representation or warranty is reasonably susceptible to cure) within thirty (30) days after receipt of written notice from Agent of same.

            Section 9.6 Other Encumbrances.

            Any default beyond any applicable notice or grace period under any document or instrument, other than the Loan Documents, evidencing or creating any Debt of the Borrower or evidencing or creating a Lien on any Project or any part thereof.

            Section 9.7 Involuntary Bankruptcy or Other Proceeding.

            Commencement of an involuntary case or other proceeding against Borrower, any Loan Party, Master Tenant, Subtenant or ALS Holdings (each, a "Bankruptcy Party") which seeks liquidation, reorganization or other relief with respect to it or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeks the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of sixty (60) days; or an order for relief against a Bankruptcy Party shall be entered in any such case under the Federal Bankruptcy Code.

            Section 9.8 Voluntary Petitions, etc.

            Commencement by a Bankruptcy Party of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its Debts or other liabilities under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any of its property, or consent by a Bankruptcy Party to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the making by a Bankruptcy Party of a general assignment for the benefit of creditors, or the failure by a Bankruptcy Party, or the admission by a Bankruptcy Party in writing of its inability to pay its debts generally as they become due, or any action by a Bankruptcy Party to authorize or effect any of the foregoing.

            Section 9.9 Default Under Project Documents.

            The occurrence of a default and the expiration of any cure period applicable thereto by any party to any Project Document; provided that an "Event of Default" under the Agreement Regarding Leases and the Master Lease arising solely from a Chapter 11 filing by Alterra Healthcare Corporation under the Federal Bankruptcy Code shall not by itself (in the absence of any other "Event of Default" thereunder or hereunder) constitute an "Event of Default" under this Agreement.

            Section 9.10 Termination of Project Documents.

            Subject to Section 9.16 herein to the extent applicable, the termination of any Project Document for any reason whatsoever.

            Section 9.11 False Reports.

            Any material statement, report or certificate made or delivered to Agent by Borrower or any Loan Party is not materially true and complete when made or delivered.

            Section 9.12 Reserved.

            Section 9.13 Money Laundering.

            (a) Any of Borrower or any Loan Party is listed on the Lists or
(i) is convicted or (ii) pleads nolo contendere to charges involving money laundering or predicate crimes to money laundering.

            (b) Any of Borrower or any other Loan Party is charged with crimes involving money laundering or predicate crimes to money laundering, and such party does not, within thirty (30) days, obtaining the dismissal of such charges without further investigation.

            Section 9.14 Loan Documents.

            The occurrence of a default under any of the other Loan Documents, which continues uncured beyond any applicable notice and grace periods provided under such Loan Document, or the occurrence of an "Event of Default" as defined in any other Loan Document.

            Section 9.15 Other Defaults.

            The occurrence of a default under any other material contract or agreement to which Borrower or Sole Member or any Principal is a party which continues uncured beyond any applicable notice and grace period provided under said contract or agreement.

            Section 9.16 Forbearance.

            Notwithstanding anything contained herein to the contrary, if an Event of Default described in this Article IX results solely from an act or omission of any Alterra Party (and such act or omission is outside of Borrower's control) and such act or omission also results in or with the giving of notice or passage of time would result in an "Event of Default" or termination under the Master Lease or the Agreement Regarding Leases, then, absent any other continuing Event of Default hereunder, Agent will forbear from exercising remedies against Borrower and the Projects (provided that Agent shall at all times following an Event of Default be entitled to exercise all available remedies under the Agreement of Principals and the Environmental Indemnity and Agent shall also be entitled to have a receiver appointed (subject to applicable Laws) in the event that Agent determines (in its reasonable discretion) that such Event of Default has or is likely to cause material impairment of the Collateral) for a period of one hundred eighty
(180) days (the "Forbearance Period") from the date of such Event of Default if (and only if) (i) all debt service payments and all other amounts due under the Loan Documents are paid current at all times during the Forbearance Period (regardless of whether or not there is available revenue from the Projects or rent from the Master Lease to make such payments), (ii) the value of the Collateral, taken as a whole, is not materially impaired as a result of the act or omission that caused the Event of Default, (iii) Borrower diligently prosecutes all available rights and remedies under the Master Lease and under applicable Laws to (1) cure such Event of Default (and cause the Master Lease and the Sublease to remain in full force and effect), and if Borrower elects to cure such Event of Default under this Subsection 9.16(iii)(1), such Event of Default is actually cured not later than the end of the Forbearance Period or (2) remove and dispossess the Master Tenant and Subtenant, and install a new operator (the "Replacement Operator") to operate the Projects (which Replacement Operator shall be acceptable to Agent in its reasonable discretion), (iv) not later than the end of the Forbearance Period, provided Borrower elects to install a Replacement Operator (and not cure the Event of Default) Borrower causes such Replacement Operator to execute a lease or operating agreement (such replacement lease or operating agreement is referred to herein as the "Replacement Operating Agreement") in a form substantially similar to the Master Lease and otherwise acceptable to Agent in its reasonable discretion, (v) concurrently with the execution of the Replacement Operating Agreement, provided Borrower elects to install a Replacement Operator pursuant to Subsection 9.16(iii)(2) above (and not cure the Event of Default), Borrower causes Replacement Operator to execute and deliver to Agent a Subordination, Non-Disturbance and Attornment Agreement substantially similar to the SNDA and otherwise acceptable to Agent in its reasonable discretion, (vi) not later than the end of the Forbearance Period, provided Borrower elects to install a Replacement Operator pursuant to Subsection 9.16(iii)(2) above (and not cure the Event of Default), the licenses required to operate the Projects as assisted and/or independent living facilities, as applicable, have been unconditionally transferred from Subtenant to Replacement Operator in accordance with applicable Laws (or Replacement Operator otherwise possesses such licenses), (vii) Borrower pays all of Agent's reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) in connection with the matters set forth in this
Section 9.16, (viii) on a weekly basis during the pendency of the Forbearance Period, Borrower furnishes Agent with a detailed written statement summarizing the then current status of Borrower's attempts to (1) cure such Event of Default or (2) remove and dispossess Master Tenant and Subtenant and appoint a Replacement Operator, and otherwise comply with the terms of this Section 9.16 and (ix) Borrower at all times during the Forbearance Period, takes such additional action and/or executes such additional documents (and or causes Replacement Operator to take such additional action and/or execute such additional documents, as applicable) as Agent may reasonably require in connection with the matters set forth in this Section 9.16.

            Borrower acknowledges that for purposes of this Section 9.16, an Event of Default resulting from non-payment of any amounts (including, without limitation, debt service) due at any time under the Loan Documents is within Borrower's control (regardless of whether or not there is available revenue from the Projects or rent from the Master Lease to make such payments) and under no circumstances shall such Event of Default be deemed hereunder to result from an act or omission of Master Tenant, Subtenant or any other Alterra Party.

                                   ARTICLE X
                                   REMEDIES

            Section 10.1 Remedies - Insolvency Events.

            Upon the occurrence of any Event of Default described in Section
9.7 or 9.8, the obligations of Lender to advance amounts hereunder shall immediately terminate, and all amounts due under the Loan Documents immediately shall become due and payable, all without written notice and without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or any other notice of default of any kind, all of which are hereby expressly waived by Borrower; however, if the Bankruptcy Party under
Section 9.7 or 9.8 is other than

Borrower, then all amounts due under the Loan Documents shall become immediately due and payable at Lender's election, in Agent's sole discretion.

            Section 10.2 Remedies - Other Events.

            Except as set forth in Section 10.1 above, while any Event of Default exists, Agent may (a) by written notice to Borrower, declare the entire Loan to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or other notice of default of any kind, all of which are hereby expressly waived by Borrower, (b) terminate the obligation, if any, of Lender to advance amounts hereunder, and (c) exercise all rights and remedies therefore under the Loan Documents and at law or in equity.

            Section 10.3 Agent's Right to Perform the Obligations.

            If Borrower shall fail, refuse or neglect to make any payment or perform any act required by the Loan Documents, then while any Event of Default exists, and without notice to or demand upon Borrower and without waiving or releasing any other right, remedy or recourse Agent or Lender may have because of such Event of Default, Agent may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Borrower, and shall have the right to enter upon the Project for such purpose and to take all such action thereon and with respect to the Project as it may deem necessary or appropriate. If Agent shall elect to pay any sum due with reference to the Project, Agent may do so in reliance on any bill, statement or assessment procured from the appropriate governmental authority or other issuer thereof without inquiring into the accuracy or validity thereof. Similarly, in making any payments to protect the security intended to be created by the Loan Documents, Agent shall not be bound to inquire into the validity of any apparent or threatened adverse title, lien, encumbrance, claim or charge before making an advance for the purpose of preventing or removing the same. If an Event of Default shall have occurred and is continuing, if any Hazardous Materials (as defined in the Environmental Indemnity) affect or threaten to affect the Project, Agent may (but shall not be obligated to) give such notices and take such actions as it deems necessary or advisable in order to abate the discharge of any Hazardous Materials or remove the Hazardous Materials. In exercising any rights under the Loan Documents or taking any actions provided for therein, Agent may act through its employees, agents or independent contractors as authorized by Agent. Borrower shall indemnify Agent and Lender for all losses, expenses, damages, claims and causes of action, including reasonable attorneys' fees, incurred or accruing by reason of any acts performed by Agent or Lender pursuant to the provisions of this Section 10.3, including those arising from the joint, concurrent, or comparative negligence of Agent or Lender, except as a result of Agent or Lender's gross negligence or willful misconduct. All sums paid by Agent or Lender pursuant to this Section 10.3, and all other sums expended by Agent or Lender to which they shall be entitled to be indemnified, together with interest thereon at the Default Rate from the date of such payment or expenditure until paid, shall constitute additions to the Loan, shall be secured by the Loan Documents and shall be paid by Borrower to Agent upon demand.

                                  ARTICLE XI
                                 MISCELLANEOUS

            Section 11.1 Notices.

            Any notice required or permitted to be given under this Agreement shall be in writing and either shall be mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight air courier service, or personally delivered to a representative of the receiving party, or sent by telecopy (provided an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this Section 11.1). All such communications shall be mailed, sent or delivered, addressed to the party for whom it is intended at its address set forth below.

           If to Agent:     General Electric Capital Corporation
                            Loan No. 07-0004170
                            2 Bethesda Metro Center, Suite 600
                            Bethesda, MD  20814
                            Attention: Manager, Portfolio Management Group
                            Facsimile: (301) 347-3150

          With a copy to:   General Electric Capital Corporation
                            Loan No. 07-0004170
                            500 West Monroe Street
                            Chicago, IL  60661
                            Attention: John Cobb
                            Facsimile: (866) 252-2015

           And a copy to:   GE Commercial Finance, Healthcare Financial Services
                            Loan No. 07-0004170
                            4314 Shoalwood Avenue
                            Austin, Texas 78756
                            Attention: Diana Pennington, Senior Vice President,
                                       Chief Counsel, Real Estate
                            Facsimile: (866) 221-0433

           If to Borrower:  PSLT-ALS Properties I, LLC
                            c/o Provident Senior Living Trust
                            600 College Road East, Suite 3400
                            Princeton, NJ  08540
                            Attention: General Counsel
                            Facsimile: (609) 720-0826
           with a copy to:  Sidley Austin Brown & Wood LLP
                            787 Seventh Avenue
                            New York, New York  10019
                            Attention:  Scott Freeman, Esq.
                            Facsimile: (212) 839-5599

Notices shall be deemed given when actually delivered, (2) on the first Business Day after deposit with an overnight air courier service for delivery on the next Business Day, or (3) on the third Business Day after deposit in the United States mail, postage prepaid, in each case to the address of the intended addressee (except as otherwise provided in the Security Document), and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by Agent or Borrower, as the case may be. If given by telecopy, a notice shall be deemed given and received when the telecopy is transmitted to the party's telecopy number specified above, and confirmation of complete receipt is received by the transmitting party during normal business hours or on the next Business Day if not confirmed during normal business hours, and an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this
Section 11.1. Either party may designate a change of address by written notice to the other by giving at least ten (10) days prior written notice of such change of address.

            Section 11.2 Amendments and Waivers.

            No amendment or waiver of any provision of the Loan Documents shall be effective unless in writing and signed by the party against whom enforcement is sought.

            Section 11.3 Limitation on Interest.

            It is the intention of the parties hereto to conform strictly to applicable usury laws. Accordingly, all agreements between Borrower, Agent and Lender with respect to the Loan are hereby expressly limited so that in no event, whether by reason of acceleration of maturity or otherwise, shall the amount paid or agreed to be paid to Lender or charged by Lender for the use, forbearance or detention of the money to be lent hereunder or otherwise, exceed the maximum amount allowed by law. If the Loan would be usurious under applicable law, then, notwithstanding anything to the contrary in the Loan
Documents: (a) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received under the Loan Documents shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on the Notes (or, if the Notes have been paid in full, refunded to Borrower); and (b) if maturity is accelerated by reason of an election by Agent or Lender, or in the event of any prepayment, then any consideration which constitutes interest may never include more than the maximum amount allowed by applicable law. In such case, excess interest, if any, provided for in the Loan Documents or otherwise, to the extent permitted by applicable law, shall be amortized, prorated, allocated and spread from the date of advance until payment in full so that the actual rate of interest is uniform through the term hereof. If such amortization, proration, allocation and spreading is not permitted under applicable law, then such excess interest shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the Notes (or, if the Notes have been paid in full, refunded to Borrower). The terms and provisions of this Section 11.3 shall control and supersede every other provision of the Loan Documents. The Loan Documents are contracts made under and shall be construed in accordance with and governed by the laws of the State of Illinois, except that (1) if at any time the laws of the United States of America permit Lender to contract for, take, reserve, charge or receive a higher rate of interest than is allowed by the laws of the State of Illinois (whether such federal laws directly so provide or refer to the law of any state), then such federal laws shall to such extent govern as to the rate of interest which Lender may contract for, take, reserve, charge or receive under the Loan Documents and (2) to the extent otherwise specified in any of the Loan Documents.

            Section 11.4 Invalid Provisions.

            If any provision of any Loan Document is held to be illegal, invalid or unenforceable, such provision shall be fully severable; the Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof; the remaining provisions thereof shall remain in full effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom; and in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of such Loan Document a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to be legal, valid and enforceable.

            Section 11.5 Reimbursement of Expenses; Portfolio
Administration Fee.

            (a) Borrower shall pay all reasonable expenses incurred by Agent in connection with the Loan, including, without limitation, (i) reasonable out-of-pocket costs and expenses of Agent in connection with (a) the negotiation, preparation, execution and delivery of the Loan Documents and the documents and instruments referred to therein; (b) due diligence with respect to the Collateral and the creation, perfection or protection of Agent's liens in the Collateral (including, without limitation, fees and expenses for title and lien searches, premiums for title insurance and endorsements thereto, amended or replacement Security Documents, Uniform Commercial Code financing statements or other collateral security instruments, title insurance premiums and filing and recording fees, third party due diligence expenses for the Projects plus travel expenses, accounting firm fees, costs of the appraisals and Site Assessments (and the environmental consultant) and Property Condition Reports, the engineering reports, audit costs and costs and fees incurred in connection with arranging, setting up, servicing any pledged accounts or similar collateral); (c) the negotiation, preparation, execution and delivery of any amendment, waiver, restructuring, workout or consent relating to any of the Loan Documents, (d) the settlement of or dispute regarding condemnation and casualty awards and (e) the preservation of rights under and enforcement of the Loan Documents and the documents and instruments referred to therein, including any communications or discussions relating to any action that Borrower shall from time to time request Agent to take, as well as any restructuring or rescheduling of the Loan, and (ii) the fees, expenses and other charges of counsel to Agent in connection with all of the foregoing. Borrower shall, upon request, promptly reimburse Agent for all amounts expended, advanced or incurred by Agent to collect the Notes, or to enforce the rights of Agent under this Agreement or any other Loan Document, or to defend or assert the rights and claims of Agent under the Loan Documents or with respect to the Project (by litigation or other proceedings), which amounts will include all court costs, attorneys' fees and expenses, fees of auditors and accountants, and investigation expenses as may be incurred by Agent in connection with any such matters (whether or not litigation is instituted), together with interest at the Default Rate on each such amount from the date of disbursement until the date of reimbursement to Agent, all of which shall constitute part of the Loan and shall be secured by the Loan Documents.

            (b) Borrower shall also pay to Agent on the first (1st) day of each month during the term of the Loan, in addition to all other amounts due under the Loan Documents, the sum of Three Thousand One Hundred Sixty-Six and 66/100 Dollars ($3,166.66), which Agent shall apply against the cost of the administration of the Loan.

            Section 11.6 Approvals; Third Parties; Conditions.

            All approval rights retained or exercised by Agent with respect to leases, contracts, plans, studies and other matters are solely to facilitate Lender's credit underwriting, and shall not be deemed or construed as a determination that Agent or Lender has passed on the adequacy thereof for any other purpose and may not be relied upon by Borrower or any other Person. This Agreement is for the sole and exclusive use of Agent, Lender and Borrower and may not be enforced, nor relied upon, by any Person other than Agent, Lender and Borrower. All conditions of the obligations of Agent or Lender hereunder, including the obligation to make advances, are imposed solely and exclusively for the benefit of Agent and Lender, and their respective successors and assigns, and no other Person shall have standing to require satisfaction of such conditions or be entitled to assume that Lender will refuse to make advances in the absence of strict compliance with any or all of such conditions, and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Agent or Lender, as applicable, at any time in Agent's or Lender's sole discretion.

            Section 11.7 Lender Not in Control; No Partnership.

            None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Agent or Lender the right or power to exercise control over the affairs or management of Borrower, the power of Agent and Lender being limited to the rights to exercise the remedies referred to in the Loan Documents. The relationship between Borrower, on the one hand, and Agent and Lender, on the other hand, is, and at all times shall remain, solely that of debtor and creditor. No covenant or provision of the Loan Documents is intended, nor shall it be deemed or construed, to create a partnership, joint venture, agency or common interest in profits or income between Agent and Lender, on the one hand, and Borrower, on the other hand, or to create an equity in the Project in Lender or Agent. Neither Agent nor Lender either undertakes or assumes any responsibility or duty to Borrower or to any other person with respect to the Projects or the Loan, except as expressly provided in the Loan Documents; and notwithstanding any other provision of the Loan

Documents (a) Neither Agent nor Lender is nor shall be construed as, a partner, joint venturer, alter ego, manager, controlling person or other business associate or participant of any kind of Borrower or its stockholders, members, or partners and neither Agent nor Lender intends to ever assume such status; (b) Neither Agent nor Lender shall in any event be liable for any Debts, expenses or losses incurred or sustained by Borrower; and (c) Neither Agent nor Lender shall be deemed responsible for or a participant in any acts, omissions or decisions of Borrower or its stockholders, members, or partners. Agent, and Lender, on the one hand, and Borrower, on the other hand, disclaim any intention to create any partnership, joint venture, agency or common interest in profits or income between Agent and Lender, on the one hand, and Borrower, on the other hand, or to create an equity in the Project in Agent or Lender, or any sharing of liabilities, losses, costs or expenses.

            Section 11.8 Time of the Essence.

            Time is of the essence with respect to this Agreement.

            Section 11.9 Successors and Assigns.

            This Agreement shall be binding upon and inure to the benefit of Agent, Lender and Borrower and the respective successors and assigns of Agent, Lender and Borrower, provided that neither Borrower nor any other Loan Party shall, without the prior written consent of Agent, assign any rights, duties or obligations hereunder.

            Section 11.10 Renewal, Extension or Rearrangement.

            All provisions of the Loan Documents shall apply with equal effect to each and all promissory notes and amendments thereof hereinafter executed which in whole or in part represent a renewal, extension, increase or rearrangement of the Loan. For portfolio management purposes, Agent and Lender may elect to divide the Loan into two or more separate loans evidenced by separate promissory notes so long as the payment and other obligations of Borrower are not effectively increased or otherwise modified. Borrower agrees to cooperate with Agent and to execute such documents as Agent reasonably may request to effect such division of the Loan.

            Section 11.11 Waivers; Forbearance.

            No advance of Loan proceeds hereunder shall constitute a waiver of any of the conditions of Lender's obligation to make advances nor, in the event Borrower is unable to satisfy any such condition, shall any such advance have the effect of precluding Lender or Agent from thereafter requiring such condition to be satisfied prior to any future advance to which such condition otherwise applies. No course of dealing on the part of Agent or Lender, or their respective officers, employees, consultants or agents, nor any failure or delay by Agent or Lender with respect to exercising any right, power or privilege of Agent or Lender under any of the Loan Documents, shall operate as a waiver thereof. Any forbearance by Agent or Lender in exercising any right or remedy under any of the Loan Documents, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. Agent's acceptance of payment of any sum secured by any of the Loan Documents after the due date of such payment shall not be a waiver of Agent's or Lender's right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other liens or charges by Agent or Lender shall not be a waiver of Agent's or Lender's right to accelerate the maturity of the Loan, nor shall Agent's or Lender's receipt of any awards, proceeds, or damages under this Agreement or the Security Document operate to cure or waive Borrower's or any Loan Party's default in payment of sums secured by any of the Loan Documents.

            Section 11.12 Cumulative Rights.

            Rights and remedies of Agent and Lender under the Loan Documents shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

            Section 11.13 Singular and Plural.

            Words used in this Agreement and the other Loan Documents in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular in this Agreement and the other Loan Documents shall apply to such words when used in the plural where the context so permits and vice versa.

            Section 11.14 Phrases.

            When used in this Agreement and the other Loan Documents, the phrase "including" shall mean "including, but not limited to," the phrase "satisfactory to Agent" or "satisfactory to Lender" shall mean "in form and substance satisfactory to Agent in all respects" or "in form and substance satisfactory to Lender in all respects" (as applicable), the phrase "with Agent's consent", "with Agent's approval", "with Lender's consent" or "with Lender's approval" shall mean such consent or approval at Agent's or Lender's discretion (as applicable), and the phrase "acceptable to Agent" or "acceptable to Lender" shall mean "acceptable to Agent at Agent's sole discretion" or "acceptable to Lender at Lender's sole discretion" (as applicable).

            Section 11.15 Exhibits and Schedules.

            The exhibits and schedules attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein.

            Section 11.16 Titles of Articles, Sections and Subsections.

            All titles or headings to articles, sections, subsections or other divisions of this Agreement and the other Loan Documents or the exhibits hereto and thereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

            Section 11.17 Promotional Material.

            Borrower authorizes Agent and Lender to issue press releases, advertisements and other promotional materials in connection with Lender's own promotional and marketing activities, and describing the Loan in general terms or in detail and Lender's and Agents participation in the Loan; provided that the text of any such material shall be approved in writing by Borrower in advance of issuance (which approval shall not be unreasonably withheld, conditioned or delayed). All references to Lender or Agent contained in any press release, advertisement or promotional material issued by Borrower or Affiliate of Borrower shall be approved in writing by Agent in advance of issuance (which approval shall not be unreasonably withheld, conditioned or delayed).

            Section 11.18 Survival.

            All of the representations, warranties, covenants, and indemnities hereunder, and under the indemnification provisions of the other Loan Documents shall survive the repayment in full of the Loan and the release of the liens evidencing or securing the Loan, and shall survive the transfer (by sale, foreclosure, conveyance in lieu of foreclosure or otherwise) of any or all right, title and interest in and to any of the Projects to any party, whether or not an Affiliate of Borrower.

            Section 11.19 WAIVER OF JURY TRIAL.

            TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER, AGENT AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THE LOAN DOCUMENTS OR IN ANY WAY RELATING TO THE LOAN OR THE PROJECT (INCLUDING, WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT, AND ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER THIS AGREEMENT.

            Section 11.20 Waiver of Punitive or Consequential Damages.

            Neither Agent, Lender nor Borrower shall be responsible or liable to the other or to any other Person for any punitive, exemplary or consequential damages which may be alleged as a result of the Loan or the transaction contemplated hereby, including any breach by any party hereto.

            Section 11.21 Governing Law.

            The laws of the State of Illinois and of the United States of America shall govern the rights and duties of the parties hereto and the validity, construction, enforcement and interpretation of the Loan Documents, except to the extent otherwise specified in any of the Loan Documents.

            Section 11.22 Entire Agreement.

            This Agreement and the other Loan Documents embody the entire agreement and understanding between Agent, Lender and Borrower and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties. If any conflict or inconsistency exists between the Term Sheet and this Agreement or any of the other Loan Documents, the terms of this Agreement and the other Loan Documents shall control.

            Section 11.23 Counterparts.

            This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

            Section 11.24 Venue.

            BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT OR LENDER'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

            Section 11.25 Sale of Loan, Participation.

            Lender or Agent, at any time and without the consent of Borrower or any other Loan Party, may grant participations in or sell, transfer, assign and convey all or any portion of its right, title and interest in and to the Loan, this Agreement and the other Loan Documents, any guaranties given in connection with the Loan and any collateral given to secure the Loan. Agent and Lender shall have the right (but shall be under no obligation) to make available to any party for the purpose of granting participations in or selling, transferring, assigning or conveying all or any part of the Loan (including any governmental agency or authority and any prospective bidder at any foreclosure sale of any Project) any and all information which Agent or Lender may have with respect to the Projects and Borrower, whether provided by Borrower, any Loan Party or any third party or obtained as a result of any environmental assessments; provided that any recipient of such information shall execute a confidentiality agreement on Agent's approved form, from time to time (which confidentiality agreement shall expressly provide that Borrower is a third party beneficiary thereof). Except for Agent's obligations with respect to obtaining a confidentiality agreement set forth in the immediately preceding sentence, Borrower and each Loan Party agree that Agent and Lender shall have no liability whatsoever as a result of delivering any such information to any third party, and Borrower and the other Loan Parties, on behalf of themselves and their successors and assigns, hereby release and discharge Agent and Lender from any and all liability, claims, damages, or causes of action, arising out of, connected with or incidental to the delivery of any such information to any third party.

            Section 11.26 Limitation on Liability of Agent's and Lender's Officers, Employees, etc.

            Any obligation or liability whatsoever of Agent or Lender which may arise at any time under this Agreement or any other Loan Document shall be satisfied, if at all, out of the Agent's or Lender's assets only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of Agent's or Lender's shareholders, directors, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

            Section 11.27 Effectiveness of Facsimile Documents and Signatures.

            The Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on all parties to the Loan Documents. Agent may also require that any such documents and signatures be confirmed by a manually signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

            Section 11.28 Agency.

            Both GECC and the other Lenders agree that GECC shall act as agent for each Lender in all dealings with Borrower, each of the Loan Parties and the Alterra Parties under or in connection with this Loan Agreement and each of the other Loan Documents, including without limitation, granting any consents or waivers, taking any enforcements actions, sending or receiving notices, dealing with collateral, granting releases, accepting payments or otherwise. Borrower, and all other Loan Parties and the Alterra Parties may rely without question upon any document signed by GECC as agent for each Lender hereunder or under any other Loan Documents. References to "Lender" in this Agreement and in the other Loan

Documents shall refer to each of GECC and the other financial institutions who are or hereafter become parties to this Agreement as Lenders, individually, or to all of GECC and the other financial institutions who are or hereafter become parties to this Agreement, collectively, as the context may require; provided any and all grants of security interests to a Lender under this Agreement or any other Loan Document shall be deemed to be a grant to GECC as agent for each Lender.

            EXECUTED as of the date first written above.

                          LENDER:

                          GECC:

                          GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation


                          By:  /s/ Brad Haber
                              ---------------------------------------------
                              Name: Brad Haber
                              Title: Vice President

                          PSLT-ALS PROPERTIES I, LLC, a Delaware limited liability company

                          By: Provident Senior Living Trust, a Maryland real
                              estate investment trust, its sole member


                          By: /s/ Saul A. Behar
                              ---------------------------------------------
                              Saul A. Behar
                              Senior Vice President

                          AGENT:

                          GENERAL ELECTRIC CAPITAL CORPORATION, a
                          Delaware corporation


                          By:  /s/ Brad Haber
                              ---------------------------------------------
                               Name: Brad Haber
                               Title: Vice President

                                                                           EXHIBIT A
                                                                           ---------

                                                                          THE PROJECT

------- -------------------------------- ------------- -------------------------- ------------------------ ------------
                 Property Name              County               Owner                Master Tenant/         No. of
          (Street, City, State, Zip)                                                     Subtenant         Units/Beds
------- -------------------------------- ------------- -------------------------- ------------------------ ------------
        Sterling House of Mesa             Maricopa            PSLT-ALS               ALS Properties
1.      6060 East Arbor Avenue                             Properties I, LLC       Tenant I, LLC/Alterra
        Mesa, AZ 85206                                                             Healthcare Corporation
------- -------------------------------- ------------- -------------------------- ------------------------ ------------
        Clare Bridge of Ore Valley           Pima              PSLT-ALS            ALS Properties Tenant
2.      10175 North Oracle Road                            Properties I, LLC          I, LLC/Alterra
        Ore Valley, AZ 85737                                                       Healthcare Corporation
------- -------------------------------- ------------- -------------------------- ------------------------ ------------
        Sterling House of Peoria           Maricopa            PSLT-ALS            ALS Properties Tenant
3.      8989 West Greenbriar Drive                         Properties I, LLC          I, LLC/Alterra
        Peoria, AZ 85382                                                           Healthcare Corporation
------- -------------------------------- ------------- -------------------------- ------------------------ ------------
        Clare Bridge of Tempe              Maricopa            PSLT-ALS            ALS Properties Tenant
4.      1610 East Guadalupe Road                           Properties I, LLC          I, LLC/Alterra
        Tempe, AZ 85283                                                            Healthcare Corporation
------- -------------------------------- ------------- -------------------------- ------------------------ ------------
        Sterling House on East Speedway      Pima              PSLT-ALS            ALS Properties Tenant
5.      8468 East Speedway Boulevard                       Properties I, LLC          I, LLC/Alterra
        Tucson, AZ 85710                                                           Healthcare Corporation
------- -------------------------------- ------------- -------------------------- ------------------------ ------------
        Wynwood of Colorado Springs        El Paso             PSLT-ALS            ALS Properties Tenant
6.      2780 Vickers Drive                                 Properties I, LLC          I, LLC/Alterra
        Colorado Springs, CO 80918                                                 Healthcare Corporation
------- -------------------------------- ------------- -------------------------- ------------------------ ------------
        Wynwood of Pueblo                   Pueblo             PSLT-ALS            ALS Properties Tenant
7.      4723 Surfwood Lane                                 Properties I, LLC          I, LLC/Alterra
        Pueblo, CO 81005                                                           Healthcare Corporation
------- -------------------------------- ------------- -------------------------- ------------------------ ------------
        Sterling House of Pensacola        Escambia            PSLT-ALS            ALS Properties Tenant
8.      8700 University Parkway                            Properties I, LLC          I, LLC/Alterra
        Pensacola, FL 32514                                                        Healthcare Corporation
------- -------------------------------- ------------- -------------------------- ------------------------ ------------
        Clare Bridge of Tallahassee          Leon              PSLT-ALS            ALS Properties Tenant
9.      1980 Centre Pointe Boulevard                       Properties I, LLC          I, LLC/Alterra
        Tallahassee, FL 32308                                                      Healthcare Corporation
------- -------------------------------- ------------- -------------------------- ------------------------ ------------
        Clare Bridge of West Melbourne     Brevard             PSLT-ALS            ALS Properties Tenant
10.     7199 Greenboro Drive                               Properties I, LLC          I, LLC/Alterra
        West Melbourne, FL 32904                                                   Healthcare Corporation
------- -------------------------------- ------------- -------------------------- ------------------------ ------------
        Sterling House of Winter Haven       Polk              PSLT-ALS            ALS Properties Tenant
11.     6110 Cypress Gardens Boulevard                     Properties I, LLC          I, LLC/Alterra
        Winter Haven, FL 33884                                                     Healthcare Corporation
------- -------------------------------- ------------- -------------------------- ------------------------ ------------
        Clare Bridge Cottage of Winter       Polk              PSLT-ALS            ALS Properties Tenant
12.     Haven                                              Properties I, LLC          I, LLC/Alterra
        6120 Cypress Gardens Boulevard                                             Healthcare Corporation
        Winter Haven, FL 33884
------- -------------------------------- ------------- -------------------------- ------------------------ ------------
        Wynwood at Twin Falls             Twin Falls           PSLT-ALS            ALS Properties Tenant
13.     1367 Locust Street North                           Properties I, LLC          I, LLC/Alterra
        Twin Falls, ID 83301                                                       Healthcare Corporation
------- -------------------------------- ------------- -------------------------- ------------------------ ------------


------- -------------------------------- ------------- -------------------------- ------------------------ ------------
                 Property Name              County               Owner                Master Tenant/         No. of
          (Street, City, State, Zip)                                                     Subtenant         Units/Beds
------- -------------------------------- ------------- -------------------------- ------------------------ ------------
        Sterling House of Evansville     Vanderburgh           PSLT-ALS            ALS Properties Tenant
14.     6521 Greendale Drive                               Properties I, LLC          I, LLC/Alterra
        Evansville, IN 47711                                                       Healthcare Corporation
------- -------------------------------- ------------- -------------------------- ------------------------ ------------
        Sterling House of Marion            Grant              PSLT-ALS            ALS Properties Tenant
15.     2452 West Kem Road                                 Properties I, LLC          I, LLC/Alterra
        Marion, IN 49652                                                          Healthcare Corporation
------- -------------------------------- ------------- -------------------------- ------------------------ ------------
        Sterling House of Portage           Porter             PSLT-ALS            ALS Properties Tenant
16.     3444 Swanson Road                                  Properties I, LLC          I, LLC/Alterra
        Portage, IN 46368                                                          Healthcare Corporation
------- -------------------------------- ------------- -------------------------- ------------------------ ------------
        Sterling House of Richmond          Wayne              PSLT-ALS            ALS Properties Tenant
17.     3700 South A Street                                Properties I, LLC          I, LLC/Alterra
        Richmond, IN 47374                                                         Healthcare Corporation
------- -------------------------------- ------------- -------------------------- ------------------------ ------------
        Clare Bridge of Leawood            Johnson             PSLT-ALS            ALS Properties Tenant
18.     12724 State Line Road                              Properties I, LLC          I, LLC/Alterra
        Leawood, KS 62209                                                          Healthcare Corporation
------- -------------------------------- ------------- -------------------------- ------------------------ ------------
        Clare Bridge Cottage of Topeka     Shawnee             PSLT-ALS            ALS Properties Tenant
19.     5800 SW Drury Lane                                 Properties I, LLC          I, LLC/Alterra
        Topeka, KS 66604                                                           Healthcare Corporation
------- -------------------------------- ------------- -------------------------- ------------------------ ------------
        Sterling House of Blaine            Anoka              PSLT-ALS            ALS Properties Tenant
20.     1005 Paul Parkway NE                               Properties I, LLC          I, LLC/Alterra
        Blaine, MN 55434                                                           Healthcare Corporation
------- -------------------------------- ------------- -------------------------- ------------------------ ------------
        Clare Bridge of Eden Prairie       Hennepin            PSLT-ALS            ALS Properties Tenant
21.     7513 Mitchell Road                                 Properties I, LLC          I, LLC/Alterra
        Eden Prairie, MN 55344                                                     Healthcare Corporation
------- -------------------------------- ------------- -------------------------- ------------------------ ------------
        Sterling House of Inver Grove       Dakota             PSLT-ALS            ALS Properties Tenant
22.     Heights                                            Properties I, LLC          I, LLC/Alterra
        5891 Carmen Avenue                                                        Healthcare Corporation
        Inver Grove Heights, MN 55076
------- -------------------------------- ------------- -------------------------- ------------------------ ------------
        Clare Bridge of North Oaks          Ramsey             PSLT-ALS            ALS Properties Tenant
23.     300 Village Center Drive                           Properties I, LLC          I, LLC/Alterra
        North Oaks, MN 55127                                                       Healthcare Corporation
------- -------------------------------- ------------- -------------------------- ------------------------ ------------
        Clare Bridge of Plymouth           Hennepin            PSLT-ALS            ALS Properties Tenant
24.     15855 22nd Avenue North                            Properties I, LLC          I, LLC/Alterra
        Plymouth, MN 55447                                                         Healthcare Corporation
------- -------------------------------- ------------- -------------------------- ------------------------ ------------
        Clare Bridge of Winston-Salem      Forsyth             PSLT-ALS            ALS Properties Tenant
25.     275 South Peace Haven Road                         Properties I, LLC          I, LLC/Alterra
        Winston-Salem, NC 27104                                                    Healthcare Corporation
------- -------------------------------- ------------- -------------------------- ------------------------ ------------
        Villas of Sherman Brook             Oneida             PSLT-ALS            ALS Properties Tenant
26.     99 Brookside Drive                                 Properties I, LLC          I, LLC/Alterra
        Clinton, NY 13323                                                          Healthcare Corporation
------- -------------------------------- ------------- -------------------------- ------------------------ ------------
        Villas of Summerfield              Onondaga            PSLT-ALS            ALS Properties Tenant
27.     100 Summerfield Village Lane                       Properties I, LLC          I, LLC/Alterra
        Syracuse, NY 13215                                                         Healthcare Corporation
------- -------------------------------- ------------- -------------------------- ------------------------ ------------



                                                                -2-

------- -------------------------------- ------------- -------------------------- ------------------------ ------------
                 Property Name              County               Owner                Master Tenant/         No. of
          (Street, City, State, Zip)                                                     Subtenant         Units/Beds
------- -------------------------------- ------------- -------------------------- ------------------------ ------------
        Sterling House of Alliance          Stark              PSLT-ALS            ALS Properties Tenant
28.     1277 South Sawburg Road                            Properties I, LLC          I, LLC/Alterra
        Alliance, OH 44601                                                         Healthcare Corporation
------- -------------------------------- ------------- -------------------------- ------------------------ ------------
        Clare Bridge Cottage of            Mahoning            PSLT-ALS            ALS Properties Tenant
29.     Austintown                                         Properties I, LLC          I, LLC/Alterra
        1420 South Canfield Niles Road                                             Healthcare Corporation
        Austintown, OH 44515
------- -------------------------------- ------------- -------------------------- ------------------------ ------------
        Sterling House of Beaver Creek      Greene             PSLT-ALS            ALS Properties Tenant
30.     3839 Indian Ripple Road                            Properties I, LLC          I, LLC/Alterra
        Beaver Creek, OH 45440                                                     Healthcare Corporation
------- -------------------------------- ------------- -------------------------- ------------------------ ------------
        Sterling House of Westerville      Franklin            PSLT-ALS            ALS Properties Tenant
31.     6377 Cooper Road                                   Properties I, LLC          I, LLC/Alterra
        Columbus, OH 43231                                                         Healthcare Corporation
------- -------------------------------- ------------- -------------------------- ------------------------ ------------
        Sterling House of Salem           Columbiana           PSLT-ALS            ALS Properties Tenant
32.     1916 South Lincoln Avenue                          Properties I, LLC          I, LLC/Alterra
        Salem, OH 44460                                                            Healthcare Corporation
------- -------------------------------- ------------- -------------------------- ------------------------ ------------
        Clare Bridge of Lynnwood          Snohomish            PSLT-ALS            ALS Properties Tenant
33.     18706 36th Avenue West                             Properties I, LLC          I, LLC/Alterra
        Lynnwood, WA 98307                                                         Healthcare Corporation
------- -------------------------------- ------------- -------------------------- ------------------------ ------------
        Clare Bridge of Puyallup            Pierce             PSLT-ALS            ALS Properties Tenant
34.     8811 176th Street East                             Properties I, LLC          I, LLC/Alterra
        Puyallup, WA 98375                                                         Healthcare Corporation
------- -------------------------------- ------------- -------------------------- ------------------------ ------------
        Sterling House of Fond du Lac    Fond du Lac           PSLT-ALS            ALS Properties Tenant
35.     1001 Primrose Lane                                 Properties I, LLC          I, LLC/Alterra
        Fond Du Lac, WI 54935                                                     Healthcare Corporation
------- -------------------------------- ------------- -------------------------- ------------------------ ------------
        Clare Bridge of Kenosha            Kenosha             PSLT-ALS            ALS Properties Tenant
36.     10108 74th Street                                  Properties I, LLC          I, LLC/Alterra
        Kenosha, WI 53143                                                          Healthcare Corporation
------- -------------------------------- ------------- -------------------------- ------------------------ ------------
        Clare Bridge Cottage of LaCrosse   LaCrosse            PSLT-ALS            ALS Properties Tenant
37.     3161 East Avenue South                             Properties I, LLC          I, LLC/Alterra
        LaCrosse, WI 54601                                                         Healthcare Corporation
------- -------------------------------- ------------- -------------------------- ------------------------ ------------
        Sterling House of LaCrosse         LaCrosse            PSLT-ALS            ALS Properties Tenant
38.     3141 East Avenue South                             Properties I, LLC          I, LLC/Alterra
        LaCrosse, WI 54601                                                         Healthcare Corporation
------- -------------------------------- ------------- -------------------------- ------------------------ ------------

                                   EXHIBIT B
                                   ---------

                                  [RESERVED]

                                   EXHIBIT C
                                   ---------

                                  [RESERVED]

                                   EXHIBIT D
                                   ---------

                                  [RESERVED]

                                   EXHIBIT E
                                   ---------

                                  [RESERVED]

                                   EXHIBIT F
                                   ---------

                                  [RESERVED]

                                 SCHEDULE 2.1
                                 ------------

                              ADVANCE CONDITIONS
                              ------------------

Part A - Conditions to Initial Advance
Part B - General Conditions
Part C - Application of Insurance Proceeds



                                    PART A
                                    ------

                         CONDITIONS TO INITIAL ADVANCE
                         -----------------------------

            The initial advance of the Loan shall be subject to the terms of the Term Sheet, and Agent's receipt, review, approval and/or confirmation of the following items set forth in Part A of this Schedule 2.1, at Borrower's cost and expense, each in form and content satisfactory to Agent in its sole discretion:

1. Loan Documents. The following Loan Documents:

      (a) the Loan Agreement executed by Borrower

      (b)   the Revolving Notes

      (c)   the Security Documents executed by Borrower

      (d) such Uniform Commercial Code financing statements as Agent may require

      (e)   an Agreement of Principals executed by Principals

      (f)   an Authorization to Wire Funds executed by Borrower and Principals

      (g)   an Environmental Indemnity Agreement executed by Borrower and
            Principals

      (h)   a Guaranty executed by Guarantor

      (i)   the Assignment of Membership Interest

      (j)   the SNDA

      (k) Collateral Assignment of Undertakings Under Project Documents ("Collateral Assignment of Project Documents")

2. Loan Origination Fee. The loan origination fee of $1,012,500, which fee shall be non-refundable and shall be deemed fully earned upon receipt.

3. Title Insurance Policies. ALTA (or equivalent) mortgagee policies of title insurance in the maximum amount of the Loan, with reinsurance and endorsements as Agent may require, containing no exceptions to title (printed or otherwise) which are



                               Schedule 2.1 - 1
      unacceptable to Agent, and insuring that the Security Documents are a first-priority Lien on the Projects and related collateral (the "Title Policy").

4. Organizational and Authority Documents. Certified copies of all documents evidencing the formation, organization, valid existence, good standing, and due authorization of and for Borrower and each Loan Party for the execution, delivery, and performance of the Loan Documents by Borrower and each Loan Party, as applicable.

5. Legal Opinions. Legal opinions issued by counsel for Borrower and each Loan Party, opining as to the due organization, valid existence and good standing of Borrower and each Loan Party, and the due authorization, execution, delivery, enforceability and validity of the Loan Documents with respect to Borrower and each Loan Party that the Loan, as reflected in the Loan Documents, that the Loan Documents do not create or constitute a partnership, a joint venture or a trust or fiduciary relationship between Borrower and Agent; and as to such other matters as Agent and Agent's counsel may specify.

6. Searches. Current Uniform Commercial Code, tax, judgment lien and litigation searches as Agent's counsel may specify.

7. Insurance. Evidence of insurance as required by this Agreement, and conforming in all respects to the requirements of Agent.

8. Survey. (A) With respect to those certain Projects located in Mesa, Arizona, Tucson, Arizona, Syracuse, New York, Austintown, Ohio, Lynwood, Washington, and Columbus, OH three (3) originals of a current "as-built" survey, dated or updated to a date not earlier than forty-five (45) days prior to the Closing Date, prepared by a registered land surveyor in accordance with the American Land Title Association/ American Congress on Surveying and Mapping Standards ("ALTA/ACSM") and containing Agent's approved form of certification in favor of Agent and the title insurer. The surveyor shall certify that no portion of the Project is in a flood hazard area as identified by the Secretary of Housing and Urban Development (or, if any portion of the Project is in such a flood hazard area, then the survey shall certify to the hazard designation of the affected portion of the property,) and shall conform to Agent's current survey requirements; (B) Existing ALTA/ACSM Survey of the Projects (other than the Projects referenced in (A) above). The surveys referenced in (A) and (B) above shall be sufficient for the title insurer to remove the general survey exception.

9. Property Condition Report. A current engineering report or architect's certificate with respect to the Projects, covering, among other matters, inspection of heating and cooling systems, roof and structural details and showing no failure of compliance with building plans and specifications, applicable legal requirements (including requirements of the Americans with Disabilities Act) and fire, safety and health standards. As requested by Agent, such report shall also include an assessment of each Project's tolerance for earthquake and seismic activity.



                               Schedule 2.1 - 2

10.   Environmental Reports. A current Site Assessment for each Project.

11.   A Flood Zone Certificate prepared by LSI Flood Services for each
      Project.

12. Occupancy Summary. A current occupancy summary of each Project, certified by Borrower or the current owner of such Project. Such occupancy summary shall include the following information: (a) tenant names and, if applicable, guarantor names; (b) unit/suite numbers; (c) for non-residential tenants, area of each demised premises and total area of each Project (stated in net rentable square feet); (d) rental rate (including escalations) (stated in gross amount and in amount per net rentable square foot per year); (e) for non-residential tenants, lease term (commencement, expiration and renewal options); (f) for non-residential tenants, expense pass-throughs; (g) for non-residential tenants, cancellation/termination provisions; (h) security deposit; and
      (i) for non-residential tenants, material operating covenants and co-tenancy clauses. All leases of, subleases of and occupancy agreements affecting the Projects or any part thereof now existing or hereafter executed (including all patient and resident care agreements and service agreements which include an occupancy agreement, the Master Lease and any Subleases) and all amendments, modifications or supplements thereto ("Leases") shall be in form and substance, with tenants and for uses acceptable to Agent. On the Closing Date: (a) all Leases shall be in full force and effect; (b) Borrower shall have submitted a revised and recertified occupancy summary; and (c) Agent shall have received subordination, attornment and nondisturbance agreements and estoppel letters in form and substance acceptable to Agent from non-residential tenants.

13. Project Documents. A copy of each Project Document, certified by Borrower as being true, correct and complete.

14. Tax and Insurance Impounds. Borrower's deposit with Agent of the amount required by Agent to impound for taxes and assessments, insurance premiums and to fund any other required escrows or reserves.

15. Compliance With Laws. Evidence that the Projects and the operation thereof comply with all legal requirements, including that all requisite certificates of occupancy, building permits, and other licenses, certificates, approvals or consents required of any governmental authority have been issued without variance or condition and that there is no litigation, action, citation, injunctive proceedings, or like matter pending or threatened with respect to the validity of such matters. Borrower shall furnish to Agent a zoning report for each Project, in form and substance acceptable to Agent.

16. No Casualty or Condemnation. No condemnation or adverse zoning or usage change proceeding shall have occurred or shall have been threatened against any Project; no Project shall have suffered any significant damage by fire or other casualty which has not been repaired; no law, regulation, ordinance, moratorium, injunctive proceeding, restriction, litigation, action, citation or similar proceeding or matter shall have been enacted, adopted, or threatened by any governmental authority, which would have, in



                               Schedule 2.1 - 3

      Agent's judgment, a material adverse effect on Borrower, any Loan Party or any Project.

17. Audit Requirement. The annualized Adjusted Net Operating Income of the Project equals or exceeds $19,800,000 for the six (6) month period ending August 31, 2004.

18. Borrowers' Equity. Borrower's cash investment in the Project is at least $31,000,000 ("Borrower's Equity").

19. Broker's Fees. All fees and commissions payable to real estate brokers, mortgage brokers, or any other brokers or agents in connection with the Loan or the acquisition of the Projects have been paid, such evidence to be accompanied by any waivers or indemnifications deemed necessary by Agent.

20. Costs and Expenses. Payment of Agent's costs and expenses in underwriting, documenting, and closing the transaction, including fees and expenses of Agent's inspecting engineers, consultants and counsel.

21. Representations and Warranties. The representations and warranties contained in this Loan Agreement and in all other Loan Documents are true and correct.

22. No Defaults. No Event of Default or default under any of the Loan Documents shall have occurred or exist.

23. Appraisal. Agent shall obtain an appraisal report for the Project, in form and content acceptable to Agent, prepared by an independent MAI appraiser in accordance with the Financial Institutions Reform, Recovery and Enforcement Act ("FIRREA") and the regulations promulgated pursuant to such act. Borrower may provide to Agent a copy of any FIRREA appraisal prepared for another Agent within the past six (6) months. Agent may, in its sole discretion: (a) accept such appraisal if addressed to Agent; (b) request an update of such appraisal addressed to Agent; or (c) retain an MAI appraiser to perform a new appraisal.

24. Acquisition Documents. Agent shall have reviewed and approved the Stock Purchase Agreement and the closing statement with respect thereto.

25. Agent shall have received such other items as Agent may reasonably require.

                                    PART B
                                    ------

                              GENERAL CONDITIONS
                              ------------------

            Each advance of the Loan following the initial advance shall be subject to Agent's receipt, review, approval and/or confirmation of the following, each in form and content satisfactory to Agent in its sole discretion:

            1. There shall exist no monetary default with respect to any regularly scheduled payment under this Agreement or any of the other Loan Documents (including,



                               Schedule 2.1 - 4
without limitation, any regularly scheduled payment of interest and, if applicable, principal hereunder) or Event of Default under any of the Loan Documents (currently and after giving effect to the requested advance).

            2. The representations and warranties contained in this Loan Agreement and in all other Loan Documents are true and correct in all material respects.

            3. Such advance shall be secured by the Loan Documents.

            4. Borrower shall have paid Agent's reasonable out-of-pocket costs and expenses in connection with such advance (including title charges, and costs and expenses of Agent's inspecting engineer and attorneys).

            5. No Material Adverse Change shall have occurred.

            6. Agent shall advance all proceeds of the Loan to a separate and exclusive account in Borrower's name.

                                    PART C
                                    ------

                                   RESERVED
                                   --------

                                    PART D
                                    ------

                       APPLICATION OF INSURANCE PROCEEDS
                       ---------------------------------

            Insurance proceeds applied to restoration will be advanced in accordance with Section 3.2 and on the following terms and conditions:

            1. Each request for such an advance shall specify the amount requested, shall be on forms satisfactory to Agent, and shall be accompanied by appropriate invoices, bills paid affidavits, lien waivers, title updates, endorsements to the title insurance, and other documents as may be required by Agent. Such advances may be made, at Agent's election, either: (a) for payment of expenses incurred and invoiced but not yet paid by Borrower, or (b) with respect to non-residential tenant restorations, by funding allowances for tenant improvements undertaken to be constructed by non-residential tenants and completed in accordance with Leases. Agent, at its option and without further direction from Borrower, may disburse any restorations advance to the Person to whom payment is due or through an escrow satisfactory to Agent. Borrower hereby irrevocably directs and authorizes Agent to so advance the insurance proceeds. Agent may, at Borrower's expense, conduct an audit, inspection, or review of the Project to confirm the amount of the requested restoration advance.

            2. Borrower shall have submitted and Agent shall have approved (a) the restorations to be completed, (b) the plans and specifications for such restorations, which plans and specifications may not be changed without Agent's prior written consent, and (c) if requested by Agent, each contract or subcontract for an amount in excess of One Hundred



                               Schedule 2.1 - 5

Thousand Dollars ($100,000) for the performance of labor or the furnishing of materials for such restorations.

            3. Borrower shall have submitted and Agent shall have approved (in Agent's reasonable discretion) the time schedule for completing the restorations. After Agent's approval of a detailed budget, such budget may not be changed in any material respect without Agent's prior written consent (which shall not be unreasonably withheld, conditioned or delayed). If the estimated cost of such restorations exceeds the unadvanced portion of the amount allocated for such restorations in the approved budget, then Borrower shall provide such security as Agent may require to assure the lien-free completion of restorations before the scheduled completion date.

            4. All restorations constructed by Borrower prior to the date an restorations advance is requested shall be completed to the reasonable satisfaction of Agent and Agent's engineer and in accordance with the plans and budget for such restorations, as reasonably approved by Agent, and all legal requirements.

            5. Borrower shall not use any portion of any restorations advance for payment of any other cost except as specifically set forth in a request for advance approved by Agent in writing.

            6. Each restorations advance, except for a final restorations advance, shall be in the amount of actual costs incurred less ten percent (10%) of such costs as retainage to be advanced as part of a final restorations advance.

            7. Agent shall not under any circumstances be obligated to make any restorations advance six (6) months prior to the Maturity Date.

            8. No funds will be advanced for materials stored at a Project unless Borrower furnishes Agent satisfactory evidence that such materials are properly stored and secured at such Project.

            9. Borrower shall have delivered evidence satisfactory to Agent, in its reasonable discretion, that the amount remaining to be disbursed for such restorations is sufficient to complete the restorations or, if insufficient, Borrower shall have deposited with Agent funds necessary to complete the restorations (Borrower's deposit to be disbursed before any balance of the additional advance).



                               Schedule 2.1 - 6

                              SCHEDULE 2.1(a)(i)

                            FORM OF REVOLVING NOTE

                                                          Loan No. ___________

                                REVOLVING NOTE

$__________                                                   October __, 2004


            FOR VALUE RECEIVED, the undersigned, PSLT-ALS PROPERTIES I, LLC, a Delaware limited liability company ("Borrower") promises to pay, in lawful money of the United States, to the order of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("Holder") at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("GECC"), as Agent for Holder, the principal sum of ____________________ and No/100 Dollars ($_____________), or if less, the aggregate unpaid amount of all Revolving Credit Advances made by the Holder (or its predecessors as the holder(s) of this Revolving Note) to the undersigned under and evidenced by this Revolving Note pursuant to the Loan Agreement dated as of even date herewith by and among the undersigned Borrower, each other entity that is or, by joinder, becomes a party to the Loan Agreement as a Borrower, GECC, as Agent and a Lender, and the financial institutions who are or hereafter become parties to the Loan Agreement as Lenders (as amended, modified, restated or replaced from time to time, the "Loan Agreement"), plus interest on the unpaid balance thereof and all other amounts added thereto pursuant to this Revolving Note (as amended, modified, restated or replaced from time to time, this "Note") or otherwise payable to Holder pursuant to the Loan Documents, calculated on the basis of the actual number of days elapsed over a year of 360 days, at the Interest Rate (or if applicable, the Default Rate), as set forth in the Loan Agreement. Payments shall be made to Agent at the following address: GEMSA File 59229, Los Angeles, California 90074-9229 (or such other address as Agent may hereafter designate in writing to Borrower).

            1. All capitalized terms used and not otherwise specifically defined in this Note shall have the meanings given to them in the Loan Agreement.

            2. This Note is one of the Revolving Notes issued pursuant to the Loan Agreement. Reference is hereby made to the Loan Agreement for a statement of all of the terms and conditions under which the Revolving Loan, evidenced in part hereby, is made and is to be repaid. In the event of any conflict between the terms of this Note and the terms of the Loan Agreement, the terms of the Loan Agreement shall prevail. All of the terms, covenants, provisions, conditions, stipulations, promises and agreements contained in the Loan Documents to be kept, observed and/or performed by the undersigned are made a part of this Note and are incorporated into this Note by this reference to the same extent and with the same force and effect as if they were fully set forth in this Note; and the undersigned promises and agrees to keep, observe and perform them or cause them to be kept, observed



                            Schedule 2.1(a)(i) - 1
and performed, strictly in accordance with the terms, provisions and conditions set forth in the Loan Documents.

            3. The date and amount of each Revolving Credit Advance made by Lenders to Borrower, the rates of interest applicable thereto and the date and amount of each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided, that the failure of Agent to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Loan Agreement or this Note.

            4. The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Loan Agreement. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Loan Agreement. The terms of the Loan Agreement are hereby incorporated herein by reference.

            5. This Note shall become due and payable upon the earlier to occur of (a) the Maturity Date, or (b) the occurrence of any Event of Default under the Loan Agreement, or any other event under any other Loan Documents which would result in this Note becoming due and payable. At such time, the entire principal balance of this Note and all other fees, costs and expenses, if any, shall be due and payable in full. Agent shall then have the option at any time and from time to time thereafter to exercise all of the rights and remedies set forth in this Note and in the other Loan Documents, as well as all rights and remedies otherwise available to Agent and/or Holder at law or in equity, to collect the unpaid indebtedness under this Note and the other Loan Documents. This Note is secured by the Collateral. Borrower may prepay this Note in full or in part in accordance with the terms and conditions of the Loan Agreement.

            6. Whenever any principal and/or interest and/or fee under this Note shall not be paid when due, or at the Maturity Date or following acceleration of this Note, or during any Event of Default, interest on this Note shall thereafter be payable at the Default Rate until such amounts shall be paid and, if applicable, all such non-monetary Events of Default are cured (and such cure is accepted) or waived.

            7. The undersigned Borrower, Agent and Holder intend to conform strictly to the applicable usury laws in effect from time to time during the Term of the Loan. Accordingly, if any transaction contemplated by the Loan Agreement or this Note would be usurious under such laws, then notwithstanding any other provision hereof: (a) the aggregate of all interest that is contracted for, charged, or received under this Note or under any other Loan Document shall not exceed the maximum amount of interest allowed by applicable law (the "Highest Lawful Rate"), and any excess shall be promptly credited to the undersigned by Agent (or, to the extent that such consideration shall have been paid, such excess shall be promptly refunded to the undersigned by Holder); (b) neither the undersigned Borrower, nor any other Person (as defined in the Loan Agreement) now or hereafter liable hereunder shall be obligated to pay the amount of such interest to the extent that it is in excess of the Highest Lawful Rate; and (c) the effective rate of interest shall be reduced to the Highest Lawful Rate. All sums paid, or agreed to be paid, to Agent and/or Holder for the use, forbearance,



                            Schedule 2.1(a)(i) - 2
and detention of the debt of Borrower to Holder shall, to the extent permitted by applicable law, be allocated throughout the full term of this Note until payment is made in full so that the actual rate of interest does not exceed the Highest Lawful Rate in effect at any particular time during the full term thereof. If at any time the rate of interest under this Note exceeds the Highest Lawful Rate, the rate of interest to accrue pursuant to this Note shall be limited, notwithstanding anything to the contrary in this Note, to the Highest Lawful Rate, but any subsequent reductions in the Interest Rate shall not reduce the interest to accrue pursuant to this Note below the Highest Lawful Rate until the total amount of interest accrued equals the amount of interest that would have accrued if a varying rate per annum equal to the interest rate under the Note had at all times been in effect. If the total amount of interest paid or accrued pursuant to this Note under the foregoing provisions is less than the total amount of interest that would have accrued if a varying rate per annum equal to the applicable interest rate under this Note had been in effect, then the undersigned agrees to pay to Agent for the benefit of Holder an amount equal to the difference between (x) the lesser of (A) the amount of interest that would have accrued if the Highest Lawful Rate had at all times been in effect, or (B) the amount of interest that would have accrued if a varying rate per annum equal to the applicable interest rate under the Note had at all times been in effect, and
(y) the amount of interest accrued in accordance with the other provisions of this Note and the Loan Agreement.

            8. Each party liable on this Note in any capacity, whether as maker, endorser, surety, guarantor or otherwise, (a) waives presentment for payment, demand, protest and notice of presentment, notice of protest, notice of non-payment and notice of dishonor of this debt and each and every other notice of any kind respecting this Note and all lack of diligence or delays in collection or enforcement hereof; (b) agrees that Agent at any time or times, without notice to the undersigned or its consent, may grant extensions of time, without limit as to the number of the aggregate period of such extensions, for the payment of any principal, interest or other sums due hereunder; (c) to the extent permitted by law, waives all exemptions under the laws of the State of Illinois and/or any state or territory of the United States; (d) to the extent permitted by law, waives the benefit of any law or rule of law intended for its advantage or protection as an obligor under this Note or providing for its release or discharge from liability on this Note, in whole or in part, on account of any facts or circumstances other than full and complete payment of all amounts due under this Note; and (e) agrees to pay, in addition to all other sums of money due, all reasonable costs of collection and attorneys' fees. Whether suit be brought or not, if the Note is not paid in full when due, whether at the stated maturity or by acceleration.

            9. No waiver by Agent or Holder of any one or more defaults by the undersigned in the performance of any of its obligations under this Note shall operate or be construed as a waiver of any future default or defaults, whether of a like or different nature. No failure or delay on the part of Agent or Holder in exercising any right, power or remedy under this Note (including, without limitation, the right to declare this Note due and payable) shall operate as a waiver of such right, power or remedy nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy.



                            Schedule 2.1(a)(i) - 3

            10. If any term, provision, covenant or condition of this Note or the application of any term, provision, covenant or condition of this Note to any party or circumstance shall be found by a court of competent jurisdiction to be, to any extent, invalid or unenforceable, then the remainder of this Note and the application of such term, provision, covenant, or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, provision, covenant or condition shall be valid and enforced to the fullest extent permitted by law. Upon determination that any such term, provision, covenant or condition is invalid, illegal or unenforceable, Agent and/or Holder may, but are not obligated to, advance funds to Borrower under this Note until Borrower and Agent amend this Note so as to effect the original intent of the parties as closely as possible in a valid and enforceable manner.

            11. No amendment, supplement or modification of this Note nor any waiver of any provision of this Note shall be made except in writing executed by the party against whom enforcement is sought.

            12. This Note shall be binding upon the undersigned Borrower and its successors and assigns. Notwithstanding the foregoing, the undersigned Borrower may not assign any of its rights or delegate any of its obligations under this Note without the prior written consent of Agent, which may be withheld in its sole discretion.

            13. Agent, at any time and without the consent of Borrower, may grant participations in or sell, transfer, assign and convey all or any portion of its right, title and interest in and to the Loan, this Note, the Mortgages and the other Loan Documents, any guaranties given in connection with the Loan and any Collateral given to secure the Loan.

            14. Notices shall be given under this Note in conformity with the terms and conditions of Section 9.8 the Loan Agreement.

            15. Time is of the essence of this Note and the performance of each of the covenants and agreements contained herein.

            16. THIS NOTE IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT RESPECT TO ANY OTHERWISE APPLICABLE CONFLICTS-OF-LAWS PRINCIPLES, BOTH AS TO INTERPRETATION AND PERFORMANCE. BORROWER AND, BY HOLDER'S ACCEPTANCE OF THIS NOTE, AGENT AND HOLDER, EXPRESSLY CONSENT AND AGREE TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND TO THE LAYING OF VENUE IN THE STATE OF ILLINOIS, WAIVING ALL CLAIMS OR DEFENSES BASED ON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, INCONVENIENT FORUM OR THE LIKE. BORROWER AND, BY HOLDER'S ACCEPTANCE OF THIS NOTE, AGENT AND HOLDER HEREBY CONSENT TO SERVICE OF PROCESS BY MAILING A COPY OF THE SUMMONS TO BORROWER, AGENT OR HOLDER BY CERTIFIED OR REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESSES SET FORTH IN
SECTION 9.8 OF THE LOAN AGREEMENT. BORROWER, AGENT AND



                            Schedule 2.1(a)(i) - 4

HOLDER FURTHER WAIVE ANY CLAIM FOR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY LENDER IN GOOD FAITH.

            17. In any litigation, trial, arbitration or other dispute resolution proceeding relating to this Note or any of the other Loan Documents, all directors, officers, employees and agents of Borrower or of its Affiliates shall be deemed to be employees or managing agents of Borrower for purposes of all applicable law or court rules regarding the production of witnesses by notice for testimony (whether in a deposition, at trial or otherwise). Borrower in any event will use all commercially reasonable efforts to produce in any such dispute resolution proceeding, at the time and in the manner requested by Agent, all Persons, documents (whether in tangible, electronic or other form) or other things under its control and relating to the dispute in any jurisdiction that recognizes that (or any similar) distinction.

            18. BORROWER AND BY HOLDER'S ACCEPTANCE OF THIS NOTE, HOLDER AND AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS NOTE AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY BORROWER, LENDER AND AGENT, AND BORROWER, HOLDER AND AGENT ACKNOWLEDGE THAT NEITHER BORROWER, AGENT, OR HOLDER NOR ANY PERSON ACTING ON BEHALF OF THEM HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER, HOLDER AND AGENT ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT BORROWER, HOLDER AND AGENT HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO OR ACCEPTING THIS NOTE AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER, AGENT AND HOLDER FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OR ACCEPTANCE OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

                            SIGNATURE PAGES FOLLOW



                            Schedule 2.1(a)(i) - 5

            IN WITNESS WHEREOF, intending to be legally bound, and intending that this Revolving Note constitutes an instrument executed under seal, Borrower has caused this Revolving Note to be executed under seal as of the date first written above.

                                 BORROWER:

                                 __________________________________________


                                 By:_______________________________________
                                 Name:_____________________________________
                                 Title:____________________________________



                            Schedule 2.1(a)(i) - 6

                              SCHEDULE 2.1(a)(ii)
                              -------------------

                           REVOLVING NOTE COMMITMENT
                           -------------------------

              General Electric Capital Corporation: $135,000,000



                            Schedule 2.1(a)(ii) - 1

                                 SCHEDULE 2.2
                                 ------------

                                  INDEX RATE
                                  ----------

            "Base Rate" shall mean the rate published each day in The Wall Street Journal for notes maturing one (1) month after issuance under the caption "Money Rates, London Interbank Offered Rates (LIBOR)."



                               Schedule 2.2 - 1

                                  SCHEDULE I

                              CERTAIN DEFINITIONS

As used herein, the following terms have the meanings indicated:

            "Adjusted Net Operating Income" shall mean net income from the operation of the Projects without regard to payments by Master Tenant to Borrower under the Master Lease or payments made to Master Tenant under any Sublease, excluding interest, taxes, depreciation, amortization, rent and management fees, as reasonably calculated by Agent in accordance with generally accepted accounting principles, consistently applied, on a trailing twelve-month basis adjusted for a maximum occupancy rate of ninety-five percent (95%) (based on the average occupancy of all Projects) and adjusted for a management fee of five percent (5%) and an annual replacement reserve of Three Hundred Fifty and No/100 Dollars ($350.00) per unit in the Projects.

            "Affiliate" means (a) any corporation in which Borrower or any partner, shareholder, director, officer, member, or manager of Borrower or any Loan Party directly or indirectly owns or controls more than fifty percent (50%) of the beneficial interest, (b) any general or limited partnership, joint venture, limited liability company or limited liability partnership in which Borrower or any partner, shareholder, director, officer, member, or manager of Borrower is a partner, joint venturer or member, (c) any trust as to which Borrower or any partner, shareholder, director, officer, member or manager of Borrower is a trustee or beneficiary, (d) any entity of any type which is directly or indirectly owned or controlled by Borrower or any partner, shareholder, director, officer, member or manager of Borrower or by any Loan Party, (e) any director or officer of Borrower or any Loan Party, (f) any immediate family member of any director or officer of Borrower or any Loan Party, (g) any Loan Party, (h) any Person which owns or controls, directly or indirectly, more than fifty percent (50%) of the beneficial interests of Borrower or any Loan Party or (i) any entity of which more than fifty percent (50%) of the beneficial interests are owned or controlled, directly or indirectly, by an Affiliate as defined in clauses (a) through (h).

            "Agent" has the meaning assigned to such term in the introductory paragraph of this Agreement.

            "Agreement" means this Loan Agreement, as amended from time to time.

            "Allocated Loan Amount" has the meaning assigned to such term in
Section 3.2(a).

            "Alterra Party" means Master Tenant, Subtenant, Alterra Healthcare Corporation and ALS Holdings.

            "Anti-Money Laundering Laws" has the meaning assigned to such term in Sections 5.26(b).

            "Anti-Money Laundering Measures" has the meaning assigned to such term in Section 5.26(b).

            "Anti-Terrorism Laws" has the meaning assigned to such term in
Section 5.26(a).

            "Approved Bank Account" shall mean an account maintained at a bank reasonably approved by Agent, as to which account, Borrower said bank and Agent shall have entered into an agreement in form and substance reasonably acceptable to Agent to ensure Agent that Agent has "control" of such account as such term is defined in the Uniform Commercial Code as in effect in the applicable state and as to Borrower's right, title and interest in such amounts in such account Agent has a perfected first security interest (all costs and expenses of negotiating, documenting and maintaining such bank account, agreement and perfected security interest shall be paid for by Borrower).

            "Assignment of Membership Interests" shall mean that certain Assignment of Membership Interests executed by Sole Member.

            "Bankruptcy Party" shall have the meaning assigned to such term in
Section 8.7.

            "Base Rate" has the meaning assigned to such term in Schedule 2.2.

            "Borrower" has the meaning assigned to such terms in the introductory paragraph of this Agreement.

            "Borrower Anti-Terrorism Policies" has the meaning assigned to such term in Section 7.20(c).

            "Borrower's Equity" has the meaning assigned to such term in Part A of Schedule 2.1.

            "Business Associate Agreement" has the meaning assigned to such term in Part A of Schedule 2.1.

            "Business Day" means a day other than a Saturday, a Sunday, or a legal holiday on which national banks located in the State of New York or Chicago are not open for general banking business.

            "BSA" has the meaning assigned to such term in Section 5.26(b).

            "Closing Date" shall be the date on which the Loan is closed and the Initial Funding Amount is funded.

            "Collateral" has the meaning assigned to such term in Section
2.11.



                                 Scheulde I-2

            "Collateral Assignments" has the meaning assigned to such term in Part A of Schedule 2.1.

            "CON" has the meaning assigned to such term in Section 8.1(c).

            "Control" or "controls": When used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contractor or otherwise; and the terms "Controlling" and "Controlled" have the meaning correlative to the foregoing.

            "Debt" means, for any Person, without duplication, the aggregate of: (a) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (b) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable, if such amounts were advanced under the credit facility, (c) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests, (d) all indebtedness guaranteed by such Person, directly or indirectly, (e) all obligations under leases that constitute capital leases for which such Person is liable, and (f) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

            "Debt Service" means the aggregate interest, fixed principal (if and when required hereunder), and other payments due under the Loan (including escrow and reserves if and when required by Agent hereunder), and on any other outstanding permitted Debt relating to the Projects (if any) for the period of time for which calculated.

            "Debt Service Coverage Ratio" means the ratio of (i) Adjusted Net Operating Income from the Projects as reasonably determined by Agent for the twelve (12) month period ending on the last day of the calendar month which is two (2) months prior to the month in which the applicable measurement date occurs, to (ii) payments of interest due on the Loan plus amortization (if and when required hereunder) for a prospective twelve (12) month period calculated using the interest rate in effect for the calendar month immediately following the calculation date and an assumed principal balance equal to the average daily outstanding principal balance of the Loan for the one (1) month period ending on the applicable measurement date.

            "Default Rate" means the lesser of (a) the maximum rate of interest allowed by applicable law, and (b) five percent (5%) per annum in excess of the Interest Rate.

            "Designated Person" has the meaning assigned to such term in
Section 5.26(a).



                                 Scheulde I-3

            "Event of Default" has the meaning assigned to such term in
Article IX.

            "Executive Order" has the meaning assigned to such term in Section 5.26(a).

            "Exit Fee" has the meaning assigned to such term in Section 2.7.

            "Extension Notice" has the meaning assigned to such term in
Section 2.4.

            "Expenses"" has the meaning assigned to such term in Schedule II.

            "Federal Bankruptcy Code" shall mean Chapter 11 of Title II of the United States Code (11 U.S.C. ss. 101, et seq.), as amended.

            "FIRREA" has the meaning assigned to such term in Part A of
Schedule 2.1.

            "GECC" has the meaning assigned to such term in the introductory paragraph of this Agreement.

            "Governmental Approvals" means, collectively, all consents, licenses and permits and all other authorizations or approvals required from any Governmental Authority to operate the Projects.

            "Governmental Authority" means any federal, state, county or municipal government or political subdivision thereof, any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body (including, without limitation, the State Regulator), or any court, administrative tribunal, or public body, including but not limited to all such authorities relating to the quality and adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies, additions to facilities and services and fee splitting.

            "Guarantor" means Provident Senior Living Trust, a Maryland real estate investment trust.

            "Hazardous Materials" has the definition given to such term in the Environmental Indemnity.

            "HIPPA" has the meaning assigned to such term in Section 8.1(a).

            "HIPPA Compliance Plan" has the meaning assigned to such term in
Section 8.1(a).

            "HIPPA Compliance Date" has the meaning assigned to such term in
Section 8.1(a).

            "Healthcare Laws" has the meaning assigned to such term in Section 8.1(a).

            "Indebtedness" means all payment obligations of Borrower and each Loan Party to Agent and/or Lender under the Loan or any of the Loan Documents.



                                 Scheulde I-4

            "Insurance Impound" has the meaning assigned to such term in
Section 3.4.

            "Interest Rate" has the meaning assigned to such term in Article
II.

            "Investor Anti-Terrorism Policies" has the meaning assigned to such term in Section 7.20(c).

            "Laws" means, collectively, all federal, state and local laws, statutes, codes, ordinances, orders, rules and regulations and guidances and judicial opinions or presidential authority in the applicable jurisdiction, including but not limited to quality and safety standards, accreditation standards and requirements of the State Regulator, each as it may be amended from time to time.

            "Leases" has the meaning assigned to such term in Part A of
Schedule 2.1.

            "Leasing Commissions" has the meaning assigned to such term in
Section 2.1(c).

            "Licenses" has the meaning assigned to such term in Section
8.1(a).

            "Lien" means any interest, or claim thereof, in any Project securing an obligation owed to, or a claim by, any Person other than the owner of such Project, whether such interest is based on common law, statute or contract, including the lien or security interest arising from a deed of trust, mortgage, assignment, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting the Projects.

            "Lists" has the meaning assigned to such term in Section 5.26(a).

            "Loan" means the loan to be made by Lender to Borrower under this Agreement and all other amounts payable under the Loan Documents, including the Loan Termination Fee and the Non-Use Fee.

            "Loan Documents" means: (a) this Agreement, (b) the Notes, (c) the Guaranty, (d) the Agreement of Principals, (e) any letter of credit provided to Agent in connection with the Loan, (f) the Security Documents, (g) the Environmental Indemnity Agreement, (h) Uniform Commercial Code financing statements, (i) such assignments of management agreements, contracts and other rights as may be required under the Commitment or otherwise requested by Agent, (j) all other documents evidencing, securing, governing or otherwise pertaining to the Loan, and (j) all amendments, modifications, renewals, substitutions and replacements of any of the foregoing.

            "Loan Party" means Principals and Sole Member.



                                 Scheulde I-5

            "Master Lease" mean that certain Property Lease Agreement between Borrower as landlord and Master Tenant, as tenant.

            "Master Tenant" means ALS PROPERTIES TENANT I, LLC, a Delaware limited liability company.

            "Material Adverse Change" or "material adverse change" means any event or condition that (a) has a material adverse effect on the business, assets, properties, operations or financial condition of the Borrower and the Loan Parties taken as a whole, (b) materially impairs the ability of the Borrower and Loan Parties as a whole to perform their material obligations under the Loan Documents or (c) materially and adversely affects the Collateral granted to the Agent (for the benefit of the Lender) with respect to a material portion of the Collateral and the Projects, or materially impairs the validity or enforceability of, or materially impairs the rights, remedies or benefits available to the Agent or the Lender with respect to a material portion of the Collateral and the Projects under the Loan Documents; provided, however, that any event or condition will be deemed to have a "Material Adverse Effect" if such event or condition when taken together with all other events and conditions occurring or in existence at such time (including all other events and conditions which, but for the fact that a representation, warranty or covenant is subject to a "Material Adverse Effect" exception, would cause such representation or warranty contained herein to be untrue or such covenant to be breached) would result in a "Material Adverse Effect," even though, individually, such event or condition would not do so.

            "Maturity Date" means the earlier of (a) October 20, 2009, or (b) any earlier date on which the entire Loan is required to be paid in full, whether at maturity, by acceleration or otherwise, under this Agreement or any of the other Loan Documents, or any later date to which the same may be extended in accordance with the terms of the Loan Agreement.

            "Money Market Rate" has the meaning assigned to such term in
Section 3.4.

            "Monthly Reports" has the meaning assigned to such term in Section 6.1(a).

            "Note" and "Notes" have the meaning assigned to such term in
Section 2.1(e).

            "OFAC" has the meaning assigned to such term in Section 5.26(a).

            "OFAC Laws and Regulations" has the meaning assigned to such term in Section 5.26(a).

            "Operating Agreement" has the meaning assigned to such term in
Section 5.3.

            "Other Lists" has the meaning assigned to such term in Section 5.26(a).

            "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, limited


                                 Scheulde I-6
partnership, limited liability, partnership, limited partnership, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity.

            "Principals" collectively, Guarantor and REIT Operator.

            "Project" has the meanings assigned to such terms in Recital B.

            "Project Documents" means collectively, the Master Lease, the Sublease, the Agreement Regarding Leases by and between ALS Properties Holdings Co., LLC ("ALS Holdings") and Sole Member (the "Agreement Regarding Leases"), the Guaranty of Agreement Regarding Leases from Alterra Healthcare Corporation to Sole Member (the "Guaranty of Agreement Regarding Leases"), the Lease Guaranty from ALS Properties Holdings Co., LLC in favor of Borrower (the "Lease Guaranty"), each dated October 20, 2004, as each may be renewed, extended, amended or modified from time to time.

            "Project Yield" means the ratio, expressed as a percentage, of (a) annualized Adjusted Net Operating Income from the Projects, as reasonably calculated by Agent for the twelve (12) month period ending on the last day of the calendar month which is two (2) months prior to the month in which the applicable measurement date occurs, to (b) the average daily outstanding principal balance of the Loan for the one (1) month period ending on the measurement date.

            "Property" has the meanings assigned to such terms in Recital B.

            "Property Condition Reports" means collectively, those certain Property Condition Reports prepared by EMG for the Projects and delivered to Agent prior to the Closing.

            "Property Leverage Ratio" has the meanings assigned to such term in Section 2.3.

            "Pro Rata Share" means, with respect to any Lender, the percentage obtained by dividing (i) the outstanding principal amount of the Loan funded or required hereunder to be funded by such Lender, by (ii) the outstanding principal amount of the Loan, as such percentage may be adjusted by assignments permitted by Section 11.25. The Pro Rata Share of a Lender shall not be affected by the issuance by such Lender of participations in such Pro Rata Share.

            "PZR Reports" means collectively, those certain Zoning and Site Requirements Summaries prepared by The Planning & Zoning Resource Corporation for the Projects and delivery to Agent prior to the Closing.

            "REIT Operator" has the meaning assigned to such term in Section 5.2(a).



                                 Scheulde I-7

            "Repayment Date" means the date upon which the entire principal balance of the Loan and all interest thereon and other sums due pursuant to the Loan Documents, including, without limitation, the Exit Fee, in any, have been paid in full.

            "Replacement Deposit" has the meaning assigned to such term in
Section 3.6.

            "Replacement Reserve" has the meaning assigned to such term in
Section 3.6.

            "Revolving Notes" has the meaning assigned to such term in Section 2.1(a)(i).

            "Security Deposits" means any security deposit from any tenant or occupant of the Project collected or held by Master Tenant or Subtenant.

            "Security Documents" means those certain first priority Mortgages/Deeds of Trust, Security Agreements and Fixture Filing, (or documents of similar title) executed by Borrower for the benefit of Agent, encumbering the Project.

            "Single Purpose Entity" means a Person (other than an individual, a government, or any agency or political subdivision thereof), which exists solely for the purpose of owning and operating a Project, conducts business only in its own name, does not engage in any business or have any assets unrelated to such Project, does not have any Debt other than as permitted by this Agreement, has its own separate books, records, and accounts (with no commingling of assets), holds itself out as being a Person separate and apart from any other Person, and observes corporate, partnership or limited liability company, as the case may be, formalities independent of any other Person, and which otherwise constitutes a single purpose entity as determined by Agent. Without limiting the foregoing, a Single Purpose Entity (i) does not hold, directly or indirectly, any ownership interest (legal or equitable) in any real or personal property other than the interest which it owns in its respective Project and (ii) is not a shareholder or partner or member of any other entity.

            "Site Assessment" means those certain Phase I Environmental Site Assessments for the Projects prepared by EMG for the Projects and delivered to Agent prior to the Closing.

            "SDN List" has the meaning assigned to such term in Section
5.26(a).

            "SNDA" has the meaning assigned to such term in Recital E.

            "Sole Member" means PSLT-ALS Properties Holdings, LLC, a Delaware limited liability company.

            "State Regulator" has the meaning assigned to such term in Section 7.18(a).

            "Sublease" means that certain Sublease Agreement between Master Tenant, as sublandlord and Subtenant, as subtenant, with respect to the Projects.

            "Subtenant" means Alterra Healthcare Corporation, a Delaware corporation.



                                 Scheulde I-8

            "Taxes" has the meaning assigned to such term in Section 3.5.

            "Tax Impound" has the meaning assigned to such term in Section
3.5.

            "Tenant" means any tenant or occupant of a Project under a Lease.

            "Term " has the meaning assigned to such term in Section 2.2.

            "Term Sheet" means that certain Term Sheet from Timothy Sanders to Darryl W. Copeland, Jr., CEO of Provident Senior Living Trust, dated August 11, 2004.

            "Terrorism" has the meaning assigned to such term in Article III.

            "Title Company" means Chicago Title Insurance Company or such other national title insurance company approved by Agent and Lender in their sole and absolute discretion.

            "Title Policy" has the meaning assigned to such term in Schedule
2.1 Part A.

            "U.S. Publicly-Traded Entity" has the meaning assigned to such term in Section 5.26(a).

            "Violation" has the meaning assigned to such term in Section 5.24.




                                 Scheulde I-9